As filed with the Commission on May 12, 2008 No. 333-147922

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
FORM S-1

Registration Statement under the Securities Act of 1933

ROKWADER, INC  .
(Name of small business issuer in its charter)

Delaware	7929	73-1731755
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

23950 Craftsman Road, Calabasas, CA 91302
(818) 224-3675
(Address and telephone number of principal executive offices)

Yale Farar
23950 Craftsman Road, Calabasas, CA 91302
(818) 224-3675
(Name, address and telephone number of agent for service)

Copy to:
William B. Barnett, Esq.
Law Offices of William B. Barnett
21550 Oxnard Street, Suite 200, Woodland Hills, CA 91367
Telephone: (818) 595-7717

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following blocks and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Calculation of registration fee

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, $.001 par value per share	700,000	$0.75	$525, 000	$16.12

(1) Fee calculated in accordance with Rule 457(c) of the Securities Act of 1933. Proposed offering price used for calculating the registration fee. Fee previously paid.

The registrant hereby amends this Registration Statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Registrant may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Prospectus                                 Subject to completion May 12, 2008

700,000 Shares

ROKWADER, INC.

Shares of Common Stock

We are offering a minimum of 300,000 shares and a maximum of 700,000 shares of our common stock at $.75 per share, in a best effort, direct public offering, by our officers and directors. Until a minimum of 300,000 shares have been purchased (the "Minimum Offering"), all payments for shares will be deposited into an escrow account at City National Bank. If 300,000 shares are not purchased in this offering, all payments deposited in the escrow account will be promptly refunded in full, without interest and without any deduction for expenses. If 300,000 shares are sold in this offering, all funds held in escrow will be released to us and we will continue to sell shares up to the maximum amount of 700,000 shares. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. There are no minimum purchase requirements for each investor and, if the Minimum Offering is achieved, there will be no continuing arrangements to place the funds in an escrow account and therefore all cleared funds will be available to us following deposit into our bank account.

There is no public market for the shares being offered herein. Our common stock is not listed on any national securities exchange, the NASDAQ stock market, or the OTC Bulletin Board. There is no assurance that our securities will ever trade on any exchange.

The shares being offered are highly speculative and they involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 4.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Company(2)
Per Share	$.75	$0	$.75

Total - Minimum	$225,000	$0	$225,000

Total - Maximum	$525,000	$0	$525,000

(1) Our shares in this Offering will be sold by our officers and directors for no compensation. There are no underwriting commissions involved in this Offering, however, we may pay selling commissions of up to 10% to any broker, dealer, finder or agent who assist us in this Offering.

(2) The proceeds to us are shown before deduction for legal, accounting, printing and other expenses estimated at 15% of the Offering. Offering expenses, including selling commissions, if any, in excess of 15% of the total proceeds raised, will be paid by the Company’s President and principal shareholder.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2008

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2

RISK FACTORS	4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

USE OF PROCEEDS	8

DETERMINATION OF OFFERING PRICE	9

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	9

PLAN OF DISTRIBUTION	10

BUSINESS	11

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	15

DESCRIPTION OF PROPERTY	17

LEGAL PROCEEDINGS	17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	18

EXECUTIVE COMPENSATION	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22

DESCRIPTION OF SECURITIES	23

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	23

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	25

LEGAL MATTERS	25

EXPERTS	25

WHERE YOU CAN FIND MORE INFORMATION	25

FINANCIAL STATEMENTS	26

PROSPECTUS SUMMARY

The prospectus summary contains a summary of information contained elsewhere in this prospectus. You should carefully read all information in the prospectus, including the financial statements and the notes to the financial statements under the Financial Statements section beginning on page F-1 prior to making an investment decision.

Rokwader, Inc.

Rokwader, Inc. was incorporated in Delaware on March 18, 2005.

Our principal executive offices are located at 23950 Craftsman Road, Calabasas, CA 91302, our telephone number is (818) 224-3675, and our fax number is (818) 591-1612.

Business

Rokwader, Inc., through its wholly-owned subsidiary Latigo Shore Music, Inc. (collectively referred to herein as “Rokwader”, “Company”, “we”, “us”, or “our”) is in the music industry business, whose purpose is to create viable entertainment assets in the music recording field. Our current principal focus is to actively pursue and sign musical talent, notably singers and songwriters, and to commercialize music from a music catalog owned by the Company. Although we currently have talent under contract and we have acquired a music catalog, we are still in the development stage and we do not expect to generate revenues until the latter part of 2008.

The Offering

Common Stock Offered:	700,000 Shares (maximum offering) 300,000 Shares (minimum offering)

Common Stock Outstanding
Prior to the Offering:	1,880,214 Shares

After the Offering:	2,580,214 Shares (maximum offering) 2,180,214 Shares (minimum offering)

Terms of the Offering:	90 days from the date of this prospectus, unless extended for up to an additional 90 days at our sole discretion.

Public Trading Market for Securities Offered:	None. Our common stock is not currently traded on any public securities exchange.

Use of proceeds:
We will use the net proceeds, after expenses, estimated at between $191,000 and $475,000, to acquire, promote, and develop our additional music catalogs, seek new music talent, and for working capital.

Risk factors:	An investment in the Shares involves substantial risks. You should not consider purchase of the Shares unless you can afford to lose your entire Investment. See “Risk Factors.”

Financial Summary

This financial summary does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

We derived the summary financial information from our financial statements appearing in the section in this prospectus entitled "Financial Statements." You should read this summary financial information in conjunction with the section entitled "Management's Discussion and Analysis," our financial statements and related notes to the financial statements.

Statement of Operations Information:

	Year ended December 31,
	2007	2006
Revenues	$6,500	$-0-
Expenses	292,707	85,220
(Loss) before income taxes	(286,207)	(85,220)
Income Taxes	-0-	-0-
Net (loss)	$(286,207)	$(85,220)

Balance Sheet Information:

December 31, 2007

Total Assets	$174,035
Total Liabilities	$90,369
Working Capital	$(52,624)
Common stock and paid in capital	$483,323
Total stockholders' equity	$83,666

RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. You should not reconfirm your investment in the common stock you purchased in the IPO unless you can afford to lose your entire investment. Readers are encouraged to review these risks carefully before making any investment decision.

Risks Relating To Rokwader

Concentration of ownership will allow one shareholder to control Rokwader’s business

The President and largest shareholder of Rokwader currently owns approximately 90% of the outstanding stock of Rokwader (65.5% if the maximum Offering is sold). As a result, this shareholder will be able to exercise control over virtually all matters requiring shareholder approval, including the election of directors and approval of significant corporation transactions. Thus, the present management will be able to maintain their positions as Directors and effectively operate Rokwader’s business, regardless of other investors’ preferences.

Only one of our directors has any previous experience launching and operating a music/entertainment company, and our officers and directors have only limited experience in the management of start-up companies such as Latigo.

Other than Steve Dorff our officers and directors have no previous experience launching and operating a music/entertainment company, such as Rokwader and its Latigo subsidiary, although Mr. Farar and Mr. Saderup have experience investing in and managing non-operating, or shell, companies and in coordinating and closing business combinations. They have only limited experience in establishing and growing a startup company such as Rokwader and its subsidiary, Latigo. As a result, we will be relying heavily on the experience and business acumen of Steve Dorff to establish an effective business strategy for our future music/entertainment operations.

As we have only a short operating history, minimal revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern.

We have had only a short operating history and minimal revenues from operations since inception. We have no significant assets or financial resources. We have sustained operating losses since inception and such losses are expected to increase as we incur increasing expenses to establish and grow our business. This has caused our accountants to include a “going concern” explanation in their Report dated April 11, 2008. While we believe Latigo’s business offers reasonable profit and growth potential, we cannot assure you that Latigo’s business will be profitable or successful. The results of Latigo’s business will determine the results of Rokwader’s business.

There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares.

  There currently is no trading market for our stock and a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. While we intend to apply for listing on the Over-the-Counter Bulletin Board (“OTCBB”) following completion of this offering, we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. We expect the initial market for our stock following the release of shares from escrow to be limited, if a market develops at all. Even if a limited trading market does develop following the release of shares from escrow, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Rokwader. Additionally, the IPO offering price of $.75 per share may not reflect the current value of our shares after the offering. This lack of a trading market and a lack of an adequate number of potential buyers may result in the inability to sell your shares when desired or result in your receiving a lower price for your shares upon their sale than you paid in this offering.

The music and entertainment business is highly speculative and there is a consequent risk of loss of your investment.

The success of Rokwader’s plan of operation will depend to a great extent on the operations, financial condition and management of its sole subsidiary Latigo. Latigo does not have an established operating history. The music and entertainment industry is a very speculative one with changing trends, music and movie themes, contemporary issues, age and gender preferences and other factors determining the success or failure of various types of music, theatre and movies. Consequently, there is no assurance that the interest in the musical catalogue or master recordings currently owned by Latigo will find a significant audience or be commercial successes. Consequently, the success of our operations will be dependent upon management of Latigo’s business and numerous other factors beyond our control.

There will be additional dilution as additional shares are issued which may decrease the market price of our common stock.

Assuming the successful completion of an “earn-out”, up to 200,000 additional shares of our common stock may be issued in connection with our acquisition of Latigo. Additional offerings will likely have to be made in the future to raise capital to meet operating cash flow needs. Such offerings may include warrants for issuance of additional common stock, further diluting the number of shares of common stock outstanding from time to time. An increase in the number of our shares from these events or others may result in a decrease of the future potential market price for our common stock and will dilute the ownership interest of current shareholders.

Shares eligible for future sale under Rule 144 may adversely affect the market for our securities.

As of March 31, 2008, our stockholders held 1,880,214 shares of our common stock. From time to time, certain of our stockholders who hold restricted securities may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, subject to certain limitations. Although current stockholders have no current intention or ability to sell their shares, any substantial sales by holders of our common stock in the future pursuant to Rule 144 may have a material adverse affect on the market price of our securities.

We will incur increased costs and may have difficulty attracting and retaining qualified directors and executive officers as a result of being a public company.

As a public company, we will incur significant legal, accounting, reporting and other expenses that we did not incur as a private company. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 as well as new rules implemented by the Securities and Exchange Commission. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage. As a result, we may experience difficulty attracting and retaining qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur as a result of these requirements or when such costs may be incurred.

Risk Factors Affecting Latigo's Business Operations

Latigo is a newly formed company with no operating history which makes its future operations speculative

Latigo was incorporated in December 2006 when it commenced its business. Consequently, Latigo is a newly formed company with only limited operations. In the absence of any historical operations, future operations are difficult to predict. Additionally, Latigo may incur significant start-up costs in connection with marketing its current music inventory or current and future music and musical artists, and will have limited working capital to use for such efforts. There can be no assurance Latigo will achieve its planned marketing goals on a timely basis, if at all, or manage its growth effectively. Failure to expand or manage its growth, including failure to generate revenues to fund future working capital needs, could have a material adverse effect on Latigo's and Rokwader’s financial condition and results of operations.

Our limited assets and the lack of revenues raise doubt about our ability to carry on business operations.

Rokwader has only generated minimal revenues from operations. Consequently, we had a net loss of $85,220 for the year ended December 31, 2006 and $286,207 for the year ended December 31, 2007.  As of December 31, 2007, we had a working capital deficit of $52,624 and $37,745 of cash available. The current cash resources may not be sufficient to satisfy the cash requirements of Latigo over the next 12 months.

Our ability to continue operations is dependent upon our ability to successfully establish our business and secure additional funding sources.  To date, our principal stockholder has invested necessary capital to fund our current operations. Additional financing may not be available to us on favorable terms, if at all.  Furthermore, the proceeds from the IPO Offering will not be sufficient to fund our long term capital needs.

Due to our continuing losses from business operations, our independent auditor’s report dated April 11, 2008, includes a “going concern” explanation relating to the fact that our continued operations are dependent upon obtaining additional working capital either through significantly increasing revenues or through outside financing. We are currently operating with limited cash reserves and no revenues which could inhibit our ability to continue in business or achieve our business objectives.

We will lack business diversification, as we will only be operating one business in one industry the music/entertainment industry, which makes us subject to all the risks and uncertainties of that industry.

Latigo is our sole operating business. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business in the music/entertainment industry. Unlike other entities with resources to consummate several business combinations or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Consequently, our business will be subject to the variable and speculative nature of the music/entertainment business. There is no assurance that our musical inventory, theatrical productions or future artists will achieve a commercially viable audience.

If we do not properly respond to changes in entertainment preferences, services and music that characterize the music/entertainment industry or the markets we will serve, our revenues may be reduced.

The music industry is subject to change in audience preferences, evolving industry standards and the emergence of new media technologies. We may not have the resources to produce music and entertainment that is in public demand at any particular time or to acquire or gain access to new technologies or to introduce new services that could compete with these new media and entertainment delivery technologies. Our inability to properly respond to changes in music technology, services and standards, which characterize our industry, would adversely affect our business operations and revenue generation.

We will require substantial investment to develop and promote any music recordings we currently own, may develop or acquire and if we fail to raise sufficient capital to support and fund our expanding marketing and music development operations, our business plan may not be fully realized.

We are in effect a new company, in the development stage, launching a business model within the music industry. We will require additional capital in order to acquire, develop, and distribute new music products, to pay for marketing efforts and fund our growth. In addition, we will need to adequately capitalize the development of each new artist and we may be required to spend greater-than-anticipated funds if unforeseen difficulties arise in the course of these or other aspects of our business. As a consequence, we will be required to raise additional capital through public or private equity or debt financings, collaborative relationships, bank financing or other arrangements. We cannot assure you that such additional capital will be available on terms acceptable to us, if at all. Any additional equity financing is expected to be dilutive to our stockholders, and debt financing, if available, may involve restrictive covenants and increased interest costs. While we anticipate that our current shareholders will continue to fund our operating expenses if necessary, there is no assurance that this will continue to be the case. Our inability to obtain sufficient financing may require us to delay, scale back or eliminate some or all of our music development and distribution programs or to limit the operation or marketing of our music products. This could have a material and adverse effect on our business.

There is intense competition in Latigo's industry which may adversely affect the business operations of, and your investment in, Rokwader.

There are numerous competitors in the music industry in which Latigo is currently involved or in which it intends to enter, most of which have developed product lines, strong marketing systems and established customer followings. In almost all cases, Latigo's competitors have far greater financial and other resources. Latigo also expects competition to increase in the future due to evolving media technologies which are reducing the barriers to entry into the music and video industries. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm Latigo's net revenue and results of operations. Latigo competes or will potentially compete with a variety of entertainment and music companies, most of which have operated for a longer period of time and have significantly greater financial, technical, marketing and other resources. Some of these competitors have established relationships with leading record labels. These competitors include national and independent record distributors, none of which has any existing relationship with Latigo. Further, Latigo may face a significant competitive challenge from alliances entered into between and among its competitors, as well as from larger competitors created through industry consolidation.

Efforts to protect intellectual property or the alleged misuse of the intellectual property of others may cause Latigo to become involved in costly and lengthy litigation which could divert needed resources away from its operations.

Latigo's success depends in part on its ability to obtain and preserve copyright, trademark and other intellectual property rights, in connection with its music inventory, and services. Latigo currently has trademark or copyright protection relating to its musical catalog and may seek such protections with respect to other music or to its trade logos. The process of seeking trademark and copyright protection can be time consuming and expensive and no assurances can be given that (i) copyrights or trademarks applied for in the future will actually be issued, (ii) new copyrights will be sufficient in scope to provide meaningful protection or any commercial advantage or (iii) others will not independently develop similar products or design around any copyrights Latigo is issued. If Latigo fails to protect its intellectual property from infringement, other companies may offer competitive products. Protection of our intellectual property if such should become necessary could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to operating the business.

The recorded music industry has been declining and may continue to decline which may adversely affect our prospects and results of operations.

Since 1999 the recorded music industry has been unstable, which has adversely affected our operating results. The industry-wide decline can be attributed primarily to digital piracy. Other reasons for this decline are the bankruptcies of record retailers and wholesalers, growing competition for consumer discretionary spending and retail shelf space, and the maturation of the CD format, which has slowed the historical growth pattern of recorded music sales. While CD sales still generate most of the recorded music revenues, CD sales continue to decline industry-wide and we expect that trend to continue. While new formats for selling recorded music product have been created, including the legal downloading of digital music using the Internet, DVD-Audio formats and the distribution of music on mobile devices, significant revenue streams from these new formats are just beginning to emerge. The recorded music industry performance may continue to negatively impact our operating results. In addition, a declining recorded music industry could continue to have an adverse impact on the music publishing business. This is because our music publishing business intends to generate a portion of its revenues from mechanical royalties received from the sales of music in recorded music formats such as the CD. The industry may continue to decline. In addition, there can be no assurances as to the timing or the extent of any improvement in the industry.

Risks Related to This Offering

The offering price has been arbitrarily determined and you run the risk of paying an amount in excess of what you may ultimately receive upon sale of our securities.

The initial offering price of $.75 per share was arbitrarily determined by us, and had no relationship whatsoever to our current assets, earnings, book value or any other objective standard of value at the time of our IPO nor did any trading market exist which would reflect what buyers and sellers deem the share value to be. You are therefore bearing the risk that you have paid more for our shares than our shares are actually or objectively worth or will be valued by the public markets in any future trading. This could result in an insufficient return, or even a loss, on your investment even if we successfully establish and grow our business.

Because this is a best efforts self-underwritten offering, while we must raise gross proceeds of at least $225,000, we may raise less proceeds than the $525,000 maximum offering amount, which may limit our ability to implement our business plan.

No commitment exists by any broker-dealers and/or agents to purchase all or any part of the Shares being offered hereby. We will sell the Shares on a "best efforts" basis. The funds available to us from the proceeds of the offering will be reduced to the extent that less than all the shares offered hereby are sold. After the $225,000 minimum offering requirement has been satisfied there are no arrangements to place subsequent funds in an escrow, trust or similar account. All cleared funds will be available to us following deposit into our bank account. Sale of less than the maximum number of Shares may curtail implementation of our business plan.

Purchasers in this offering will experience immediate and substantial dilution.

The investors in this Offering are subject to substantial dilution of the net tangible book value of their Common Stock immediately upon completion of the Offering. Purchasers of the shares in this Offering will incur an immediate dilution of $.60   in the net tangible book value per share of Common Stock from the offering price at $0.75 per share, assuming the maximum offering is achieved.

Our shares will be deemed to be "penny stocks" as defined in the Securities Exchange Act of 1934 and, as a result, will be subject to various eligibility and disclosure requirements on broker-dealers engaged in the resale of these shares.

The Shares offered in this prospectus will be "penny stocks" as that term is defined in the Securities Exchange Act of 1934 (the "1934 Act") to mean, among other definitions, equity securities with a price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or an accredited investor must make a special suitability determination regarding the purchaser and provide special disclosure documents to the purchaser. The imposition of these suitability standards and special disclosures could reduce an investor's ability to resale the Shares at a time or price desired. See the section "Market for Common Equity and Related Stockholder Matters."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in "Risk Factors" and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a highly regulated, very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or will occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

USE OF PROCEEDS

We will use our best efforts to raise a minimum of $225,000 and a maximum of $525,000 in this Offering. For illustrative purposes only, the table below summarizes how we will utilize the proceeds of this Offering in the event that 300,000, 500,000 and 700,000 shares are sold. The actual amount of proceeds realized may differ from the amounts summarized below.

Purpose (1)	300,000 Share Offering Amount	Percent	500,000 Share Offering Amount	Percent	700,000 Share Offering Amount	Percent
Acquisition of Music Catalogues	$100,000	45%	$200,000	54%	$250,000	48%
Music Production and Promotion (2)	$50,000	22%	$75,000	20%	$150,000	28%
Working Capital and Operating Expenditures (3)	$41,250	18%	$50,000	13%	$75,000	14%
Offering Expenses (4)	$33,750	15%	$50,000	13%	$50,000	10%
TOTAL	$225,000	100%	$375,000	100%	$525,000	100%

(1) The amounts set forth above are estimates by management for the allocations of the net proceeds of this Offering based upon the current state of our business operations, its plans and current economic and industry conditions. It is possible that the application of funds may vary depending on numerous factors including, but not limited to, changes in the economic climate or unanticipated complications, delay and expenses.

(2) This includes production and promotion of demos and masters.

(3) Working capital is the cost related to operating our office and accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

(4) Organizational and offering expenses include legal, accounting, printing, filing, registration, qualification, and other expenses of Rokwader and the offering of the Shares including marketing and sales costs, but exclude selling commissions. We will pay no commissions or other compensation to our officers and directors who will be offering the Shares. However, we may pay commissions and expenses of up to 10% of all proceeds raised by any broker, dealer, finder or agent who may assist in finding purchasers in this Offering. Offering expenses, including selling commissions, if any, in excess of 15% of the total proceeds raised will be paid by Mr. Farar, the Company’s President and principal shareholder. To the extent offering expenses are less, the excess funds will be added to Working Capital and Operating Expenses.

Until these proceeds are utilized, they will be temporarily invested in short-term, highly liquid investments with appropriate safety of principal. Any income derived from these short term investments will be used for working capital.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us. The price bears no relationship to our current assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure including the number and value of shares being offered in this Offering relative to the existing shares outstanding and their value, our business expectations and the amount of money we would need to initially implement our business plans. Consideration of our capital structure suggested offering up to 26.5% of our shares in this Offering would be appropriate; consideration of our business expectations suggested a price per share of $0.75 was reasonable; and consideration of our capital needs suggested raising between $225,000 and $525,000 would be necessary. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

We are offering our Common Stock at a price per share that is significantly more than the price per share paid by our officers, directors, promoters and current stockholders for our Common Stock. We are offering for sale up to 700,000 shares of Common Stock. If you purchase Shares in this Offering you will experience immediate and substantial dilution.

Dilution represents the difference between the price per share paid by purchasers in this Offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (our total tangible assets less our total liabilities), divided by the number of shares of Common Stock outstanding at the time of the offering. Our net tangible book value as of December 31, 2007 was $ (52,624). Based upon 1,880,214 issued and outstanding shares of Common Stock on December 31, 2007, our net tangible book value per share was $(.03). After giving effect to the sale of all 700,000 Shares being offered in this offering at $0.75 per share and the payment of expenses up to 15% of the proceeds related to the Offering, our pro forma net tangible book value would be $411,436 and our net tangible book value per share would be $.16 which represents an immediate increase in net tangible book value of $.19 per share to existing stockholders and an immediate dilution to the purchasers of Shares after this Offering of $.59 per share (or 79%).

The following table illustrates the pro forma per share dilution described above assuming 300,000, 500,000 or 700,000 shares are sold:

	300,000	500,000	700,000
	Shares Sold	Shares Sold	Shares Sold

Offering Price per share	$0.75	$0.75	$0.75

Net tangible book value per share before the offering	$(0.03)	$(0.03)	$(0.03)

Increase per share attributable to purchase of stock by investors	$.10.	$.15	$0.19

Pro forma net tangible book value per share after the offering	$.07.	$.12	$0.16

Dilution per share to new investors	$.68	$.63	$0.59

The table below indicates the relative aggregate cash investment and stock ownership of new investors in this Offering:
Minimum Offering	Investment	%	Stock Ownership	%
Current Stockholders	$483,323	68.2%	1,880,214	86.2%
New Investors	$225,000	31.8%	300,000	13.8%
	708,323	100%	2,180,214	100%

Maximum Offering	Investment	%	Stock Ownership	%
Current Stockholders	$483,323	47.9%	1,880,214	72.9%
New Investors	$525,000	52.1%	700,000	27.1%
	1,008,323	100%	2,580,214	100%

PLAN OF DISTRIBUTION

The shares being offered in this prospectus are not listed on any stock exchange nor traded in any public market. If no trading market develops for our common stock, it will be difficult to sell your shares or, if sold, it may be difficult to resell the shares for a price at or about the current offering price. Even if a trading market is established, there is no assurance that such trading market can be sustained.

We are offering up to a total of 700,000 shares of common stock in a best efforts, minimum-maximum, direct public offering, without any involvement of underwriters. The offering price is $.75 per share. The offering will terminate within 90 days from the date of this prospectus. At our sole discretion, we may extend the offering for up to an additional 90 days. We also have the right to terminate this offering at any time prior to the expiration of the offering period. We must sell a minimum of 300,000 shares in order to close the offering. All investor funds will be held in an escrow, trust or similar account until proceeds of at least $225,000 is obtained. Once the Minimum Offering of $225,000 is achieved, all cleared funds will be available to us following receipt from the investor and deposit into our bank account. If the Minimum Offering of 300,000 shares is not achieved, all funds paid by investors will be returned without interest or deductions. If the Minimum Offering is achieved, we will use our best efforts to sell as many additional shares as possible up to the Maximum Offering amount of 700,000 shares. After the Minimum Offering amount is realized, we may continue the offering and sell as many additional shares as we deem appropriate and may close the offering at any time and on any number of shares between the Minimum and Maximum Offering amounts. After the Minimum Offering is achieved, there is no assurance that we will sell all or any part of the remaining shares offered by this prospectus. We may accept or reject any subscription amount from any investor in our sole discretion or we may accept only part of a subscription amount. Expenses related to the offering are estimated to be $40,000 however, only 15% of the proceeds of this Offering will be allocated to pay offering expenses (up to $78,750 if total proceeds of $525,000 are raised). If expenses exceed 15% of the proceeds raised, the balance will be paid by Mr. Farar, the Company’s President and principal shareholder, out of his personal funds.

We will sell the shares in this Offering primarily through our officers and directors. They will receive no commission from the sale of any Shares. They will not register as a broker/dealer under the 1934 Act in reliance upon Rule 3a4-1 under the 1934 Act. Yale Farar will register as the issuer-agent in those states requiring such registration. However, we may pay commissions and expenses of up to 10% of all proceeds raised by brokers, dealers, finders or selling agents who may participate in this Offering.

No officers, directors or related parties will purchase shares to meet the Minimum Offering amount. If and when the Minimum Offering amount is realized, officers and directors may purchase shares in this offering, however any such purchases will be held for investment.

Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed brokers or dealers or persons exempt from such registration. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We intend to sell our shares in the states of California, Arizona, New York, Illinois, and Nevada and/or outside the United States of America.

Procedures for Subscribing

If you decide to subscribe for any Shares in this Offering, you must

1. Execute and deliver a subscription agreement, and

2. Deliver a check or certified funds to us. Any subscription may be accepted or rejected, in whole or in part, in the sole discretion of management.

All checks for subscriptions must be made payable to "ROKWADER, INC. SPECIAL ACCOUNT"

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for shares will be accepted or rejected within five business days after we receive them. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Rokwader accepts a subscription, the subscriber cannot withdraw it.

BUSINESS

History and Recent Developments

We were organized under the laws of the State of Delaware on March 18, 2005 as a vehicle to seek, investigate and, if such investigation warrants, acquire a target company or business that primarily desires to seek the perceived advantages of a publicly-held corporation. We filed a registration statement on Form SB-2 with the Securities and Exchange Commission (“SEC”) in order to undertake a public offering of 125,000 shares of our common stock at a purchase price of $1.00 per share, which registration statement was declared effective on November 2, 2005. We successfully completed the offering and, pursuant to Rule 419 of the Securities Act of 1933, as amended, the offering proceeds were placed in an escrow account together with the shares of common stock issued in the public offering.

In April 2007, when we determined that we would be unable to consummate a business combination within the 18 month time period from the date of the effectiveness of our registration statement, as required by Rule 419(e) (2) (iv), all funds held in escrow were returned to the investors who had purchased common stock in the offering and the 125,000 shares of common stock held in the escrow account were returned to us as treasury stock. A post-effective amendment to the registration statement to remove from registration all shares of common stock that were sold in the offering and to confirm the withdrawal of the registration statement was declared effective by the SEC on April 25, 2007.

On April 23, 2007, Rokwader completed an acquisition of all of the issued and outstanding capital stock of Latigo Shore Music, Inc. (“Latigo”). Substantially all of the business conducted by Rokwader is through Latigo, its wholly-owned subsidiary.

Corporate Overview

In February 2007, Latigo purchased a music catalog (the "Catalog") from an unaffiliated seller, Ash Street Music.  The Catalog (including copyrights and publishing rights) consists of 107 original songs written in whole or in part by Andrew Dorff, an adult son of Steve Dorff, a director of the Company and President of Latigo.  Other songwriters and their publishing designees own the balance of the percentages of these songs.  This is standard procedure in the music industry as many songs are collaborations of more than one writer.  Other songwriters also sometimes have their own publishing designees.  Latigo also has the development rights to two master recordings of finished CDs featuring Steve Dorff as a singer, entitled Pacific Sunrise and You Set My Dreams to Music , which have not yet had major distribution.  Steve Dorff and his co-writers of the songs retain the copyrights and publishing rights and they will be paid a writer's fee and publisher's fee if and when Latigo begins distribution of the CDs.  Additionally, Latigo has a contract to produce and market a young, upcoming singer/songwriter and is currently in production on his first recording.

In other developments, four songs from the Catalog will be used in the following:

1.  BEST THINGS IN LIFE - recorded by BJ Thomas, is included in the movie 'Jake's Corner' and the soundtracks, CD.

2.  WHEN THE HERO DIES - recorded by BJ Thomas, is included in the movie 'Jake's Corner' and the soundtracks,CD.

3.  A GIRL LIKE YOU - recorded by Andrew Dorff, is included in the movie, 'Small Town Saturday Night'

4.  PARTY AT HOME - is included on a forthcoming CD

Both 'Jake's Corner' and 'Small Town Saturday Night' are feature films due for distribution and release some time in 2008.

Mr. Steve Dorff has also offered his services non-exclusively as a producer for Latigo's music production business and given Latigo a right of first refusal to any future productions he may undertake.

Business Strategy

Latigo is in the music industry business. Latigo believes emerging technologies and the introduction of innovative business relationships in the current market allow for a unique opportunity for business expansion. We would act as a conduit through selling or leasing recordings of our exclusively signed artists to record companies and distributors. In rare cases, should market conditions and emerging technologies warrant, Latigo would distribute music material for signed artists themselves, at their sole discretion. Should the artist also be a songwriter, Latigo will acquire a percentage of these copyright interests, provided the publishing interests are available.

Latigo’s business plan provides for Latigo to produce three or four songs (known as a demo) for each of its artists, to be paid for by Latigo. The expected cost for this, per artist, is $10,000-$20,000. This is intended to create enough interest that a major music label would pick up the remaining costs and finish the project. Revenues for Latigo would initially be realized in the following ways:

•	Negotiated royalties for actual sales of the recordings.

•	Publishing income on copyrights that we acquire.

Latigo’s intent is to produce demo recordings for approximately three additional artists during its next twelve months of operation, and Latigo would receive an approximate 18-24% royalty rate. The artist would typically be compensated a royalty rate between 12-15%, with Latigo receiving any remaining percentage. Any financial arrangement would be dependent on the number of albums sold, via traditional CD’s or electronic media, and the price arrangement of such albums.

Upon completion of the demo’s or Master’s, Latigo will offer them to various independent labels and distributors with the intention of generating interest and securing distribution for their musicians and musical product. Latigo intends to secure full distribution agreements, which would include manufacturing, distribution, and CD sales.

Latigo intends to secure deals with various recording companies that are experienced with producing and distributing emerging artists and genres that fall outside of the traditional reach of the major labels. Due to our limited size and the limited potential of our initial offerings, we cannot predict how successful our efforts will be.

As a small company we can operate with a creative hands-on approach to the selected few composers, songwriters, and artists that we currently promote. The music publishing business is primarily an intellectual property business focused on the exploitation of the song itself. In return for promoting, placing, marketing and administrating the songwriter’s creativity, we receive a share of the revenues generated from the use of the song(s). We expect that our publishing revenue will be derived from four principal sources:

•
Mechanical: Latigo, as licensor receives royalties with respect to songs embodied in recordings sold in any format or configuration, including physical recordings (e.g. CD’s, DVD’s, video cassettes), online and wireless downloads and mobile phone ringtones.

•
Performance: Latigo, as licensor, receives royalties if the song is performed publicly through broadcast of music on television, radio, cable and satellite, live concert performances or other venues, such as nightclubs and stage theatrical productions.

•
Synchronization: Latigo, as licensor, received royalties or fees for the right to use the song in combination with visual images such as in films or television programs, television commercials and videogames.

•	Other: Latigo, as licensor, receives royalties from other uses such as in toys, novelty items and for use in sheet music.

Management Experience

Management is confident that their current officers, as well as the consultants and vendors they utilize at their discretion, are sufficient to execute the goals of Latigo, and operate the business through the initial phase of production and marketing.

Steve Dorff, the President of Latigo, is a long-time composer and producer. Mr. Dorff is a three-time Grammy nominee and has often been on the nation's top music charts. His résumé includes nine #1 film songs and 15 Top 10 hits, including the Kenny Rogers' classic "Through the Years", a BMI 3 million performance song, as well as "I Just Fall In Love Again ", the Anne Murray record that captured Billboard's #1 Song Of The Year honors. His many songs have been sung by some of the greatest artists of our time including Barbra Streisand, Celine Dion, Whitney Houston, George Strait, Vanessa Williams and others.

Emmy Nominee for five television compositions, his credits include such stalwarts as "Murphy Brown" and "Murder She Wrote". He has also contributed to various television series’ like "Growing Pains", "Alien Nation", "Spenser: for Hire", "Major Dad", "Columbo", "Reba", and "Rodney".

His many TV and cable movie credits include the Emmy nominated CBS mini-series "Elvis", the Hallmark Hall of Fame "Rose Hill", the animated Christmas classic "Annabelle's Wish", "Babe Ruth", "The Quick and The Dead", "Moonshine Highway" and "The Defiant Ones". Mr. Dorff’s many movie songs and scores have been featured in "Bronco Billy", "Blast from the Past", "Rocky IV", "Pure Country", "Tin Cup", "Michael", "Dudley Do-Right", "Dancer, Texas", "The Last Boy Scout", "Curly Sue" and "Honky Tonk Man".

Mr. Dorff currently has two projects that are being developed for the musical theater: "Josephine" (The Josephine Baker Story) and "Pure Country" (The Musical).

Industry Overview

Music is one of the primary entertainment forms of the modern era. The industry is highly competitive, based on consumer preferences, and changes rapidly due to consumer demand and advancements in technology. To be competitive, companies must be able to discover and develop artists and talents that have appeal beyond a domestic audience. They must also be able to successfully promote and market these acts, and maintain strong music publishing catalogues. These catalogues provide for lucrative business opportunities that can be exploited year after year, and are not at the mercy of changing technologies. The top five music consuming countries continue to be the United States, England, France, Japan, and Germany. After many years of declining sales due to the undercutting of traditional CD distribution by peer-to-peer networks such as Napster and Kazaa, the industry has recently made strong gains in the electronic download market with such vectors as iTunes and Rhapsody. In addition various recording companies have recently brought lawsuits claiming copyright infringement against these peer-to-peer networks. It should also be noted that big box stores such as Best Buy, Wal-Mart, and Target have significantly affected sales and promotion within the industry. In 1994, record stores provided 53% of product, compared to only 33% in 2004.

As stated in an article in 2003 by the Recording Industry Association of America, “Music is the world’s universal form of communication. It touches every person of every culture on the globe to the tune of $40 billion annually, and the U.S. recording industry accounts for fully one-third of that world market. It employs thousands of people, including singers, musicians, producers, sound engineers, record promoters and retail salespersons, to name only a few.”

One of the industry’s biggest challenges is combating piracy. Music piracy exists in two primary forms: digital (which includes illegal downloading and CD-R piracy) and industrial:

•
Digital Piracy has grown dramatically, enabled by the increasing penetration of broadband Internet access and the ubiquity of powerful microprocessors, fast optical drives (particularly with writable media, such as CD-R) and large inexpensive disk storage in personal computers. The combination of these technologies has allowed consumers to easily, flawlessly and almost instantaneously make high quality copies of music using a home computer by “ripping” or converting musical content from CDs into digital files, stored on local disks. International Federating of the Phonographic Industry (“IFPI”) estimates that almost 20 billion songs were illegally downloaded in 2005.

•
Industrial Piracy (also called counterfeiting or physical piracy) involves mass production of illegal CDs and cassettes in factories. This form of piracy is largely concentrated in developing regions, and has existed for more than a decade.

In 2003, the industry launched an intensive campaign to limit piracy that focused on four key initiatives:

•	Technological: The technological measures against piracy are geared towards degrading the illegal file sharing process and tracking providers and consumers of pirated music.
•
Educational: Led by Recording Industry Association of America (“RIAA”) and IFPI, the industry has launched an aggressive campaign of consumer education designed to spread awareness of the illegality of various forms of piracy through aggressive print and television advertisements.

•	Legal: In conjunction with its educational efforts, the industry has taken aggressive legal actions against file-sharers and is continuing to file industrial pirates.
•
Development of online and mobile alternatives: Most of the companies in the music industry believe that the development and success of legitimate digital music channels will be an important driver of recorded music sales going forward, as they represent both an incremental revenue stream and a potential inhibitor of piracy. The music industry has been encouraged by the recent proliferation and early success of legitimate digital music distribution options. We agree that these legitimate online distribution channels offer several advantages to illegal peer-to-peer networks, including greater ease of use, higher quality and more consistent music product, faster downloading, better search capabilities and seamless integration with portable digital music players.

These efforts are incremental to the long standing push by organizations such as IFPI to curb industrial piracy around the world. In addition to these actions, the music industry is increasingly coordinating with other similarly impacted industries (such as software and filmed entertainment) to combat piracy.

The music publishing market has proven to be more resilient than the recorded music market in recent years as revenue streams other than mechanical royalties are largely unaffected by piracy, and are benefiting from additional sources of income from digital exploitation of music in downloads and mobile phone ringtones. The worldwide music publishing market was estimated to have generated approximately $3.6 billion in revenues in 2004 according to figures contained in the March 2, 2005 issue of Music & Copyright.

In addition, we have the opportunity to generate significant value by the acquisition of small publishers by extracting cost savings (as acquired libraries can be administered with little or no incremental cost) and by increasing revenues through more aggressive marketing efforts.

Competition

We encounter intense competition in our business. The competition is experienced, competent and they have far greater financial and marketing resources than we do. Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales and marketing of their services and artists than are available to us.

Almost all of our competitors offer a wider range of services and have greater name recognition and more extensive artist base and marketing outlets for their products that Rokwader. We compete with other well known music companies and music publishers to identify and sign new artists and songwriters. In addition, our competitors may from time to time reduce their prices in an effort to expand market share and introduce new services, or improve the quality of their products or services. Our music publishing business competes not only with other music publishing companies, but also with songwriters who publish their own works. We are also highly dependent on securing artists that appeal to the music buying customers, and the competition with other music companies for such talent is intense.

We also anticipate significant competition from other recording companies, most of which have substantial financial, technical, marketing, and management resources. This has created a greater degree of difficulty in securing proven artists and acquiring musical works by well-known artists in ways that are economically viable. Due to the continuing limitation of platforms for their artists, there is no guarantee the various music companies like Latigo can successfully compete with in the music business marketplace.

Employees

As of the date hereof, the Company has four employees who serve as officers and directors. Three of the employees are part time and receive no compensation nor is any compensation accruing. In April 2007, Mr. Dorff, Latigo’s President, Secretary, and Chief Financial Officer, and a Director of the Company, entered into an employment agreement with Latigo. Under the terms of the agreement, and for a period of two years, Mr. Dorff will provide Latigo, on a non-exclusive basis, services for the exploitation of musical compositions owned or controlled by Latigo and for the operation of an artist development production company. Nothing shall prevent Mr. Dorff from working independently from Latigo as a producer of musical scores for television and film, and providing his services as a record producer for recording artists signed to other record labels. Mr. Dorff will be paid a performance based compensation of 38% of all income earned by Latigo from the results of Mr. Dorff’s employee services less all operating expenses, including general and administrative expenses, incurred by Latigo.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Plan of Operations

Prior to the completion of the acquisition of Latigo Shore Music, Inc., a Delaware corporation, (Latigo), Rokwader, Inc. (Rokwader) was a public “shell” company with nominal assets whose sole business was to identify, evaluate, and investigate various companies to acquire or with which to merge. Upon consummation of the transaction with Latigo, Rokwader’s business became the business of Latigo, which is Rokwader’s sole operating subsidiary. Our principal business objective for the next 12 months will be to achieve long-term growth through Latigo.

On February 1, 2006, Rokwader completed an initial registered public offering of its common stock pursuant to Rokwader's registration statement on Form SB−2 (File No. 333−125314) that the Securities and Exchange Commission declared effective on November 2, 2005 (the “Registration Statement”). Rokwader offered and sold 125,000 registered shares of its common stock, at a price of $1.00 per share. Pursuant to Rule 419 of Regulation C, promulgated under the Securities Act of 1933, as amended, Rokwader deposited all proceeds of the offering and the shares sold into an escrow account. Rokwader’s management, without the use of an underwriter or securities dealer, conducted the offering and Rokwader has not paid and will not pay commissions in connection with the sale of the shares. The shares sold and the proceeds of the offering were held in escrow pending completion of a business combination. Rokwader had until May 2, 2007 to consummate a business combination with another entity. On April 10, 2007, Rokwader returned these funds to the investors, including interest, as management determined that a qualifying business combination would not occur by May 2, 2007. Because an acquisition was not timely completed and all of the proceeds from the offering were returned to the investors, Rokwader has written-off all of its deferred offering costs.

Rokwader completed the acquisition of all of the issued and outstanding capital stock of Latigo on April 23, 2007. The acquisition was effected pursuant to the terms of a Revised Securities Exchange Agreement entered into on April 20, 2007, by and between Rokwader, Latigo and Mr. Steve Dorff, the sole shareholder of Latigo. Pursuant to the terms of the Agreement, Rokwader acquired all of the outstanding shares of capital stock of Latigo for 70,000 shares of Rokwader common stock (aggregating approximately 5.3% of its issued and outstanding common stock), valued at $1.00 per share, plus a promissory note in the amount of $30,000. The valuation of the per share value of the Company’s common stock was determined contemporaneously by the Board of Directors and the negotiations with Latigo. The last shares issued by the Company, prior to the Latigo acquisition, were at $1.00 per share. An independent appraisal set forth the value of Latigo at $100,000 and that was the price paid by the Company. The note, which was due and payable within 30 days from the closing, was paid on April 27, 2007. Mr. Dorff will also be entitled to receive up to an additional 200,000 shares of Rokwader common stock from the date of closing through December 31, 2008, pursuant to an earn-out provision in the Agreement. To receive the full earn-out, the Company’s pre-tax profits must exceed $2,000,000. Compensation expense will be recognized based on the number of shares issued and the share value at the time of issuance.

Latigo’s primary activity is the development of a production company for the purpose of creating viable entertainment assets. One of Latigo’s major functions will be to discover new musical talent. With the new talent, Latigo can make Master quality recordings and function as a conduit either selling or leasing such recordings to major record companies and distributors. Latigo would pay the costs of producing three or four songs per artist, garnering enough interest to then have a major label pick up the remaining costs to finish the project. Latigo has recently signed its first artist, a singer/songwriter, for which it has already completed demos and has begun presenting the demos to interested record companies.

Latigo is also interested in acquiring music catalogues. Latigo acquired a 50% interest in its first music catalogue consisting of 107 songs. Latigo hopes to be able to receive publishing fees on the copyrights as other singers, movies, television, or other theatrical outlets utilize the songs in the catalogue.

Latigo’s initial period from inception (November 2, 2006) through December 31, 2006 reflects minimal business activities. For the first month Latigo worked on its business model and began negotiating for musical assets, music catalogues and new musical talent. On January 19 and 25, 2007 Latigo acquired two Master Recordings from its founder, Mr. Dorff, and a 50% interest in a 107 song music catalogue, respectively. In early February 2007, Latigo signed a new musical talent, a singer/songwriter. Latigo will produce demo recordings and attempt to get a recording agreement with a larger record company for that singer/songwriter. During the quarter ended June 30, 2007, three of the titles from the Latigo catalog, “When The Hero Dies”, “The Best Things In Life”, and “More Than Ever” have been recorded by legacy artist BJ Thomas for inclusion in the upcoming film “Jake’s Corner”. The movie should be released in the latter part of 2008. Although there is no assurance, the Company believes that there could be a soundtrack CD, containing the Company’s three songs, released in conjunction with the release of the movie.

Latigo’s expenses associated with its business through December 31, 2007, were $45,277. Mr. Dorff has a fully equipped recording studio where Master Recordings and demos can be produced. From the current interest in Mr. Dorff’s recordings and in the 107 song musical catalogue, Latigo projects revenues to commence in the latter part of 2008.

During the years ended December 31, 2007 and 2006, the Company had revenues of $6,500 and zero, respectively. During the years ended December 31, 2007 and 2006, the Company incurred net losses of $(286,207) and $(85,220), respectively. As of December 31, 2007, the Company had stockholders’ equity of $83,666. As of December 31, 2006, the Company had stockholders’ deficit of $(12,210).

Costs and Resources

During the year ended December 31, 2007, our costs related to filing of Exchange Act reports were $99,410. We anticipate our costs for filing such reports for the year ending December 31, 2008 will be approximately $95,000. We believe we will be able to meet these costs through current monies in our treasury ($37,745 as of December 31, 2007), additional amounts loaned to us by our President, Mr. Yale Farar and amounts loaned to us by Brooktide, LLC., a company controlled by Mr. Farar, deferral of fees by certain service providers, if necessary, and revenues from operations. On February 23, 2007, Rokwader and Mr. Farar, executed a promissory note issued pursuant to the terms of the Agreement to Advance Funds entered into by and between Rokwader and Mr. Farar and dated September 21, 2005 (the “Agreement”), the Amended Agreement to Advance Funds entered into by and between Rokwader and Mr. Farar dated May 10, 2006 (the “Amended Agreement”), and the Second Amended Agreement to Advance Funds entered into by and between Rokwader and Mr. Farar and dated December 4, 2006. The promissory note directed Mr. Farar to advance up to an additional $50,000 to Rokwader.   On April 26, 2007, Mr. Farar, loaned Rokwader an additional $110,000 in accordance with a 6% Subordinated Convertible Promissory Note (“Note”) executed by Rokwader, bringing the total funds advanced by Mr. Farar to $280,000. On August 16, 2007, the Company issued 1,000,000 shares of its common stock to Brooktide, LLC (a company controlled by Mr. Yale Farar) in full satisfaction of $280,000 plus interest owed to Mr. Farar at that time. On November 13, 2007, Brooktide, LLC, loaned the Company $75,000, pursuant to a 6% convertible promissory note. The note is a demand note and may be prepaid at any time, without premium or penalty. The Note can be converted by the holder into common stock of the Company at an initial conversion price of $0.375 per share.

The valuation of the per share value of the Company’s common stock was determined contemporaneously by the Board of Directors, in its best judgement. Significant factors and assumptions used in determining the Company’s fair value of its common stock include, future prospects for business, economic conditions of the music industry, debt restructuring, availability of capital resources, and cancellation of outstanding shares of common stock.

In April 2007 the Company acquired Latigo Shore Music, Inc. which business had been valued at $100,000 by an independent business appraisal firm. In light of the perceived future potential of Latigo’s music inventory and industry experience of Latigo’s President, the Company and Latigo’s President agreed on a per share valuation of $1.00 per share of the Company’s common stock. This valuation was determined after arms-length negotiations between the Company and Latigo and was accepted as a fair valuation by the parties to this transaction.

In August 2007, the Company’s ability to continue operations was in question and a restructuring of debt was deemed imperative. The Board considered the then net worth of the Company, the reduced prospects for business at the time, the general economic conditions in the music industry and the subjective value related to development stage companies. Faced with these circumstances, the Board determined a significantly reduced value of $0.28 per share was justified. In October 2007, the Company obtained a retrospective independent valuation of the Company’s stock as of August 16, 2007 of $0.28 per share thus supporting the Board’s valuation. An unrelated valuation specialist performed this independent valuation.

In October 2007, when the public offering price was being considered, the Company had recently significantly restructured its debt, had reduced the number of outstanding shares and had received additional loans from its President. In addition, by late 2007, the Company was seeing increased interest in Latigo’s business and music catalog thus enhancing the prospects for business. These internal and external factors, along with the fact that shares offered in the proposed initial public offering (“IPO”) would be freely tradable, convinced the Board that the fair valuation of the Company’s stock in the public offering should be $0.75 per share. Although it is reasonable to expect that the completion of the IPO will add value to the shares because they will have increased liquidity and marketability, the amount of additional value can be measured with neither precision nor certainty.

On December 6, 2007, the Company filed a registration statement with the SEC for the sale of its common stock to raise up to $525,000 in new capital. There is no assurance that the registration statement will be declared effective by the SEC, or if it goes effective that the Company will be able to sell any of its common stock.

The Company believes that its current capital resources and current funding will enable it to maintain its current and planned operations through the next 6 months. The Company anticipates, however, that it will need to raise additional capital in order to sustain and grow its operations over the next few years.

To the extent that the Company's capital resources are insufficient to meet current or planned operating requirements, the Company will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and the Company does not anticipate that existing shareholders will provide any portion of the Company's future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, the Company may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Equity and Capital Resources

We have incurred losses since inception of our business (March 18, 2005) and, as of December 31,2007, we had an accumulated deficit of $399,657. As of December 31, 2007, we had cash of $ 37,745 and working capital deficit of $52,624.

To date, we have funded our operations through short-term debt. From inception, we have borrowed $355,000 as an advance from our largest stockholder. On August 16, 2007, we issued 1,000,000 shares of common stock to Brooktide, LLC (a company controlled by Mr. Yale Farar, our largest stockholder) in full satisfaction of $280,000, which was the total owed to Mr. Farar as of that date. In November 2007, Brooktide, LLC, a limited liability company controlled by Mr. Farar loaned the Company, pursuant to a convertible promissory note, $75,000. The convertibility of this note is not considered to be a beneficial conversion feature, accordingly, if the debt is converted, the liability will be decreased and capital will increase. The proceeds of the Note were used to pay fees and expenses, to the extent that such expenses are not deferred, arising from the Company’s compliance with its public reporting requirements and to continue to create viable entertainment assets in the music recording industry.

We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our talent base. However, we do not expect to start generating revenues from our operations for another 9 to 12 months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse affect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate. As of the date of this Report we did not have any commitments from any source to provide additional capital. Even if we are able to secure outside financing, it may not be available in the amounts or the times when we require. Furthermore, such financing would likely take the form of bank loans, private placement of debt or equity securities or some combination of these. The issuance of additional equity securities would dilute the stock ownership of current investors while incurring loans, leases or debt would increase our capital requirements and possible loss of valuable assets if such obligations were not repaid in accordance with their terms.

Off-balance Sheet Arrangements

Since our inception through December 31, 2007, we have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC's Regulation S-B.

Recent Accounting Pronouncements

 We have adopted all recently issued accounting pronouncements. The adoption of the accounting pronouncements is not anticipated to have a material effect on our operations.

DESCRIPTION OF PROPERTY

Our corporate and operational offices are located at 23950 Craftsman Road, Calabasas, CA 91302, where we lease office space. From inception until the present time the office rent was provided by our chief financial officer, Mitchell Turk, at no costs to us. In addition, music studio facilities are provided to us at no cost by Mr. Dorff, a director and President of Latigo. We believe these spaces are currently adequate and plans to move to expanded office space are contingent upon completing this offering and the hiring of additional employees.

LEGAL PROCEEDINGS

We are not a party to any material or legal proceeding and, to our knowledge, none is contemplated or threatened.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors currently consists of three members. Each director holds office until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors. Our current directors and executive officers are:

Name	Age	Position	Year Appointed

Yale Farar	69	President and Director	2005

Mitchell W. Turk	52	Chief Financial Officer, Secretary and Director	2005

Gary Saderup	56	Director	2005

Steve Dorff	58	Director and President of Latigo Shore Music, Inc.	2007

Yale Farar, President and Director, has been an active private investor for over thirty years, specializing in corporate development. Since April 1996, Mr. Farar has also been the manager and principal owner of Brooktide, LLC, the controlling stockholder of Rokwader. Brooktide, LLC is owned by, and engages in investment and financial management for Mr. Farar. No other company affiliated with Mr. Farar, other than Brooktide, LLC, has any relationship with Rokwader.

Mitchell W. Turk, Chief Financial Officer, Secretary and Director, has been the President and CEO of privately-held Certified Components Group, Inc. since January 2000. Certified Components Group, Inc. is an independent ISO 9001/2000 certified electronic component distributor servicing the electronics manufacturing industry worldwide, and a founding member of the Electronic Resellers Association, Inc. Mr. Turk is also a founding partner in Mitali Engineering, a private partnership formed in April 1998, that distributes surplus electronic components, and has been an active private investor for over twenty years.

Gary Saderup , Director, has been an active artist, publisher and independent businessman for over 29 years. Through his company, Gary Saderup, Inc., formed in December 1994, Mr. Saderup has sold his work internationally, including in Japan, Australia, South Africa, the U.K., Germany and Canada, as well as within the U.S. Mr. Saderup studied at Brigham Young University, the University of Hawaii, and the Art Center College of Design. Mr. Saderup has also previously worked as a professional actor and director. Mr. Saderup is also co-owner of a theatrical production company in Ventura County, California. Through this company he has produced and starred in three theatrical productions in the past few years.

Steve Dorff, the President of Latigo, is a long-time composer and producer. Mr. Dorff is a three-time Grammy nominee and has often been on the nation's top music charts. His résumé includes nine #1 film songs and 15 Top 10 hits, including the Kenny Rogers' classic "Through the Years", a BMI 3 million performance song, as well as "I Just Fall In Love Again ", the Anne Murray record that captured Billboard's #1 Song Of The Year honors. His many songs have been sung by some of the greatest artists of our time including Barbra Streisand, Celine Dion, Whitney Houston, George Strait, Vanessa Williams and others. Emmy Nominee for five television compositions, his credits include such stalwarts as "Murphy Brown" and "Murder She Wrote". He has also contributed to various television series’ like "Growing Pains", "Alien Nation", "Spenser: for Hire", "Major Dad", "Columbo", "Reba", and "Rodney". His many TV and cable movie credits include the Emmy nominated CBS mini-series "Elvis", the Hallmark Hall of Fame "Rose Hill", the animated Christmas classic "Annabelle's Wish", "Babe Ruth", "The Quick and The Dead", "Moonshine Highway" and "The Defiant Ones". Mr. Dorff’s many movie songs and scores have been featured in "Bronco Billy", "Blast from the Past", "Rocky IV", "Pure Country", "Tin Cup", "Michael", "Dudley Do-Right", "Dancer, Texas", "The Last Boy Scout", "Curly Sue" and "Honky Tonk Man". Mr. Dorff currently has two projects that are being developed for the musical theater: "Josephine" (The Josephine Baker Story) and "Pure Country" (The Musical).

Directors serve for a one-year term. There are currently no agreements or understandings whereby any officer or director would resign at the request of another person. None of our officers or directors are acting on behalf of or will act at the direction of any other person.

Board Committees

Audit committee

The audit committee of our board of directors is responsible for reviewing and monitoring our financial statements and internal accounting procedures, recommending the selection of independent auditors by our board, evaluating the scope of the annual audit, reviewing audit results, consulting with management and our independent auditor prior to presentation of financial statements to stockholders and, as appropriate, initiating inquiries into aspects of our internal accounting controls and financial affairs. Our audit committee consists of Mr. Turk who serves as chairman and Mr. Saderup. Due to the fact that we are in our business development stage and have not yet assembled our complete management team, the audit committee does not currently have exclusively disinterested directors as members nor does it have a member who qualifies as a disinterested "audit committee financial expert" under the federal securities laws. We hope to be able to fill these positions in early 2008.

Compensation and Nominations Committees

We currently have no compensation or nominating committee or other board committee performing equivalent functions. Currently, all members of our board of directors participate in discussions concerning executive officer compensation and nominations to the board of directors.

Code of Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics applicable to our directors, officers and employees, in accordance with applicable federal securities laws and the Nasdaq Rules.

Indemnification of Executive Officers and Directors

The General Corporation Law of the State of Delaware permits indemnification of directors, officers, and employees of corporations under certain conditions subject to certain limitations. Article VII of our Certificate of Incorporation states that we may provide indemnification of our agents, including our officers and directors to the maximum extent permitted by the Delaware Corporation Law. In the event that a claim for indemnification (other than the payment by us of expenses incurred or paid by our sole director and officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is appropriate and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Chief Executive Officer during the last two fiscal years ended December 31, 2007 and 2006. No officers or directors received annual compensation in excess of $100,000 during the last two completed fiscal years.

Summary compensation table

	Annual Compensation				Long Term Compensation
					Awards		Payout
	Year	Salary	Bonus($)	Other Annual Compensation($)	Restricted Stock Award(s)	Securities Underlying Options (#)	LTIP Payout ($)	All Other Compensation
Yale Farar	2007	0	0	0	0	0	0	0
Yale Farar	2006	0	0	0	0	0	0	0
President	2005(1)	0	0	0	0	0	0	0

(1) For the period March 18, 2005 (inception) to December 31, 2005.

Mr. Farar has provided services to us at no charge during the early stages of our business. As our business progresses and grows, we expect to begin paying salaries to each of our officers. We also expect to hire part-time and full-time employees and consultants who will be paid compensation and consulting fees.

Employment Agreement

Rokwader does not currently pay any compensation to its officers or directors. On February 1, 2007 Latigo entered into an employment agreement with Steve Dorff. Under the terms of the agreement, and for a period of two years, Mr. Dorff will provide Latigo, on a non-exclusive basis, services for the exploitation of musical compositions owned or controlled by Latigo and for the operation of an artist development production company. Nothing shall prevent Mr. Dorff from acting as a producer of musical scores for television and film, and providing his services as a record producer for recording artists signed to record labels. Mr. Dorff will be paid a performance based compensation of 38% of all income earned by Latigo from the results of Mr. Dorff’s employee services less all operating expenses, including general and administrative expenses, incurred by Latigo.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities. However, we intend to adopt an incentive and non-statutory stock option plan during the first half of the year 2008.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Director's compensation

At present we do not pay our directors for attending meetings of our Board of Directors, although we expect to adopt a director compensation policy by the end of the current year. Although we have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, we issued, in August, 2007, 32,000 shares, 17,500 shares and 30,000 shares to Messrs. Turk, Saderup and Dorff, respectively, for their past services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth as of March 31, 2008 the ownership of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

	Shares	Percentage of Outstanding Common Stock
	Beneficially	Prior to	After Offering
Name and Address of Beneficial Owner (1)	Owned	Offering	Minimum	Maximum
Brooktide, LLC (2)	1,690,214	89.9%	77.5%	65.5%
Yale Farar (3)	1,690,214	89.9%	77.5%	65.5%
Mitchell W. Turk (4)	40,000	2.1%	1.8%	1.6%
Gary Saderup (4)	25,000	1.3%	1.1%	1.0%
Steve Dorff (4)	100,000	5.3%	4.6%	3.9%
Officers and Directors (4 persons)	1,855,214	98.6%	85.0%	72.0%

(1)	The address for each person or entity listed on the table other than Brooktide, LLC is c/o Rokwader, Inc., 23950 Craftsman Road, Calabasas, CA 91302.

(2)	The address for Brooktide, LLC is 2050 Russett Way, Carson City, Nevada 89703. Brooktide, LLC is owned by, and engages in investment and estate-planning activities for, Mr. Farar.

(3)
These shares are held in the name of Brooktide, LLC of which Yale Farar, Rokwader’s President and Director, is the sole Manager of Brooktide, LLC. As sole Manager, Mr. Farar has voting and investment power over these shares.

(4)	Individual has sole voting and investment power over such shares.

Each of Messrs. Farar, Turk and Saderup may be deemed “Promoters” as that term is defined under the Securities Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 30, 2005, our founders purchased an aggregate of 1,250,000 shares of our common stock for an aggregate cash consideration of $101,240. No other assets, services or other consideration was received by the Company from any of our founders.

Nothing of value has been paid by the Company to any of our founders.

Mr. Farar is our President and Director and is the principal beneficial owner of Brooktide, LLC, a Nevada limited liability company which owns 1,690,214 shares of our common stock.

On August 16, 2007 the Company issued 104,500 shares of its common stock to three of its directors and one outside contractor for services rendered to the Company. In addition, on August 16, 2007, the Registrant issued 1,000,000 shares of its common stock to Brooktide, LLC, in full satisfaction of $280,000 plus interest owed to Brooktide, LLC. The $280,000 owed to Brooktide, LLC was comprised of the $170,000 loan to the Company pursuant to the Agreement to Advance Funds dated September 21, 2005, and amendments thereto, and a $110,000 loan to the Company in accordance with a 6% Subordinated Convertible Promissory Note.

On September 26, 2007, in order to provide a fair and reasonable percentage in ownership of the Company and a fair and reasonable share price for potential future investors, the Company adjusted its capitalization. The Company received, from Brooktide, LLC, 544,286 shares of common stock for cancellation. The Company cancelled and returned the shares of common stock to authorized but unissued status.

All of the individuals and entities receiving the Company’s common stock are “accredited” investors. The shares of common stock are all restricted shares and the stock certificates have been affixed with a legend restricting sales and transfers. The Registrant issued the common stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

On November 13, 2007, Brooktide, LLC, loaned the Company $75,000, pursuant to a 6% convertible promissory note. The note is a demand note and may be prepaid at any time, without premium or penalty. The Note can be converted by the holder into common stock of the Company at an initial conversion price of $0.375 per share.

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $.001 par value per share, of which 1,880,214 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

 Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors;

(ii)	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights in the election of directors, which means that the holders of more than 50% of the outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of this offering, and assuming the maximum shares are sold, the officers and directors at that time will beneficially own approximately 72% of the outstanding shares of our common stock. Accordingly, after completion of this offering, our present stockholders will be in a position to control all of our affairs and elect all of our directors.

Preferred Stock

We may issue up to 10,000,000 shares of our preferred stock, par value $.001 per share, from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible future financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and any prior series of preferred stock then outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no public trading market for our common stock and a regular trading market may not develop, or if developed, may not be sustained. Unless and until a trading market exists, a stockholder in all likelihood will not be able to resell his or her securities should he or she desire to do so. While we will endeavor to have our common stock listed for trading on the Over-the-Counter Bulletin Board (OTCBB), there is no assurance that we will be able to do so. We have no current proposals, arrangements, or understandings with any person with regard to the development of a trading market in our common stock.

The process for listing a company's shares for trading on the OTCBB is a lengthy one. The process requires a market maker to file a listing application with the NASD on our behalf. The application is reviewed by the NASD and may or may not be approved. The process of seeking OTCBB listing can take 60 days or more to complete and any listing is contingent on the NASD approving our application. If our application is approved, the NASD will assign us a trading symbol which will then become listed and quoted on the OTCBB. Being listed on the OTCBB will facilitate buyers and sellers to consummate purchases and sales of our stock as well as allowing the market price to adjust to reflect current valuations of our business. We do not anticipate engaging a market maker to initiate the OTCBB listing application until this offering has been completed.

Penny Stock Considerations

Our common stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

o Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

o Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

o Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

o Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Common Stock Currently Outstanding

As of March 31, 2008, all of our currently outstanding shares (1,880,214) consist of restricted common stock. Of this amount 775,714 shares are eligible for resale pursuant to Rule 144 of the Securities Act. We are not registering any shares for sale by stockholders in this prospectus nor do we have any plan or commitment to register shares on behalf of any stockholder in the future.

Holders

As of the date of this registration statement, we had five stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain future earnings, if any, for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Stockholders

We are currently subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will continue to file periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Computershare Trust Company, Inc., located at 350 Indiana Street, Suite 800, Golden, Colorado 80401 is the registrar and transfer agent for our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws, subject to the provisions of Delaware Corporation Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The legality of the shares offered under this registration statement is being passed upon by Law Offices of William B. Barnett, Woodland Hills, California.

EXPERTS

Our financial statements for the fiscal years ending December 31, 2007 and 2006 included in this prospectus have been so included in reliance on the report of Stonefield Josephson independent auditors, given on that firm's authority as experts in auditing and accounting.

Latigo’s audited financial statements for the year ended December 31, 2006, included in this prospectus, have been so included in reliance on the report of Levy, Sapin, Ko & Company an independent accounting firm, and given upon the authority of said firm as experts in accounting and auditing.

Results of an appraisal relating to the acquisition of Latigo by the Company has been included in this prospectus in reliance on the reports of Palisades Capital Group, LLC, Pasadena, California, given on that firm’s authority as experts in appraisals and valuations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 (File Number 333-147922) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the SEC. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents. The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC are available at the SEC's website.

We intend to make available to our stockholders annual reports (on Form 10-KSB) containing our audited consolidated financial statements and make available quarterly reports (on Form 10-QSB) containing our unaudited interim consolidated financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

Rokwader, Inc.
23950 Craftsman Rd
Calabasas, CA 91302
(818) 224-3675 (o)
(818) 591-1612 (f)

Financial statements

ROKWADER, INC.
Index to financial statements

Page
AUDITED
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheet as of December 31, 2007 and 2006	F-2
Consolidated Statement of Operations for the periods ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 (Inception) to December 31, 2007	F-3
Consolidated Statement of Stockholders’ Equity for the periods ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 (Inception) to December 31, 2005	F-4
Consolidated Statement of Cash Flows for the periods ended December 31, 2007 and December 31, 2006 and for the period from March 18, 2005 (Inception) to December 31, 2007	F-5
Notes to Consolidated Financial Statements	F-6

LATIGO SHORE MUSIC, INC. (AUDITED)

INDEPENDENT AUDITOR'S REPORT	F-15
BALANCE SHEET - as of December 31, 2006	F-16
STATEMENTS OF PROFIT AND LOSS - From inception to December 31, 2006	F-17
STATEMENTS OF RETAINED EARNINGS - From inception to December 31, 2006	F-18
STATEMENTS OF CASH FLOWS - For the Year Ended December 31, 2006	F-19
NOTES TO AUDITED FINANCIAL STATEMENTS	F-20

LATIGO SHORE MUSIC, INC. (UNAUDITED)

BALANCE SHEETS - as of February 14, 2007 and December 31, 2006	F-21
STATEMENTS OF PROFIT AND LOSS - From inception to February 14, 2007	F-22
STATEMENTS OF CASH FLOWS - From inception to February 14, 2007	F-23
STATEMENT STOCKHOLDERS' EQUITY (deficit) - From inception to February 14, 2007	F-24
NOTES TO FINANCIAL UNAUDITED STATEMENTS	F-25

PRO FORMA COMBINED UNAUDITED FINANCIAL STATEMENTS

PRO FORMA COMBINED UNAUDITED FINANCIAL INFORMATION	F-27
PRO FORMA COMBINED OPERATIONS STATEMENT - for year ended December 31, 2006 (unaudited)	F-28
NOTES TO DECEMBER 31, 2006 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	F-29
PRO FORMA COMBINED OPERATIONS STATEMENT - for the period January 1, 2007 to February 14, 2007(unaudited)	F-30
NOTES TO FEBRUARY 14, 2007 UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	F-31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Rokwader, Inc.
Calabasas, California

We have audited the accompanying consolidated   balance sheets of Rokwader, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years ended December 31, 2007, and the period from inception (March 18, 2005) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rokwader, Inc. and subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the two years ended December 31, 2007, and the period from inception (March 18, 2005) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

As set forth in Note 1 to the accompanying financial statements, although the company has commenced operations, it has generated minimal revenues from operations to date. As discussed in Note 1, the Company has incurred accumulated deficit of $399,657 as of December 31, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

April 11, 2008

  ROKWADER, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(A DEVELOPMENT STAGE COMPANY)

	DECEMBER 31,	DECEMBER 31,
	2007	2006
ASSETS
CURRENT ASSETS:

Cash (Note 1)	$37,745	$13,511
Restricted Cash (Notes 1 & 2)	-	126,635

TOTAL CURRENT ASSETS	37,745	140,146

OTHER ASSETS

Intangible Assets
Net of Accumulated Amortization $15,484	76,816	-
Goodwill (Note 4)	41,664	-
Deferred Offering Cost (Note 1)	17,810	94,998

TOTAL OTHER ASSETS	136,290	94,998

TOTAL ASSETS	$174,035	$235,144

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:

Accounts Payable	$14,781	$659
Accrued Expenses	588	60
Notes Payable (Note 3)	75,000	120,000
Subscription Payable (Note 2)	-	126,635

TOTAL CURRENT LIABILITIES	90,369	247,354

TOTAL LIABILITIES	90,369	247,354

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, $.001 par value, 10,000,000 shares
authorized, none issued and outstanding	-	-
Common Stock, $.001 par value, 100,000,000 shares
authorized, 1,880,214 and 1,250,000 shares issued and
outstanding as of December 31, 2007 and
December 31, 2006, respectively	1,881	1,250
Additional Paid-In Capital	481,442	99,990
Accumulated Deficit During Development Stage	(399,657)	(113,450)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT) (Note 2)	83,666	(12,210)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$174,035	$235,144

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(A DEVELOPMENT STAGE COMPANY)

			FOR THE PERIOD
	FOR THE YEAR	FOR THE YEAR	FROM MARCH 18, 2005
	ENDED	ENDED	(INCEPTION) TO
	DECEMBER 31, 2007	DECEMBER 31, 2006	DECEMBER 31, 2007

REVENUE	$6,500	$-	$6,500

EXPENSES
General and Administrative	292,707	85,220	406,157

NET (LOSS)	$(286,207)	$(85,220)	$(399,657)

NET (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.18)	$(0.07)	$(0.29)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING -
BASIC AND DILUTED	1,569,341	1,250,000	1,364,130

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(A DEVELOPMENT STAGE COMPANY)

			ADDITIONAL	TOTAL	TOTAL
	COMMON STOCK		PAID-IN	ACCUMULATED	STOCKHOLDERS'
	SHARES	AMOUNT	CAPITAL	(DEFICIT)	EQUITY (DEFICIT)

BALANCE, MARCH 18, 2005	-	$-	$-	$-	$-

Sale of Common Stock on
March 30, 2005	1,250,000	1,250	99,990	-	101,240

Net (Loss)	-	-	-	(28,230)	(28,230)
BALANCE, DECEMBER 31, 2005	1,250,000	1,250	99,990	(28,230)	73,010

Net (Loss)	-	-	-	(85,220)	(85,220)
BALANCE, DECEMBER 31, 2006	1,250,000	1,250	99,990	(113,450)	(12,210)

Issuance of Common Stock on
April 23, 2007 (Note 4)	70,000	70	69,930	-	70,000

Issuance of Common Stock on
August 16, 2007 (Note 2)	104,500	105	29,155	-	29,260

Issuance of Common Stock on
August 16, 2007 (Notes 2 & 3)	1,000,000	1,000	281,823	-	282,823

Contribution to Capital of Corporation
September 26, 2007 (Note 2)	(544,286)	(544)	544	-	-

Net (Loss)	-	-	-	(286,207)	(286,207)
BALANCE, DECEMBER 31, 2007	1,880,214	$1,881	$481,442	$(399,657)	$83,666

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(A DEVELOPMENT STAGE COMPANY)
			FOR THE PERIOD
			FROM
	FOR THE YEAR	FOR THE YEAR	MARCH 18, 2005
	ENDED	ENDED	(INCEPTION) TO
	DECEMBER 31, 2007	DECEMBER 31, 2006	DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(286,207)	$(85,220)	$(399,657)

Adjustments for non-cash items:
Amortization expense	15,484	-	15,484
Issuance of stock for interest payable	2,823	-	2,823
Issuance of stock for services rendered	29,260	-	29,260

Changes in assets and liabilities:
Decrease (Increase) in deferred offering costs	77,188	(5,963)	(17,810)
Accounts payable	14,122	(1,287)	14,781
Accrued expenses	528	-	588

Net Cash (Used) by Operating Activities	(146,802)	(92,470)	(354,531)

CASH FLOWS FROM INVESTING ACTIVITES:
Acquisition of Latigo Shore Music, Inc. (Note 4)	(29,964)	-	(29,964)

Net Cash (Used) by Investing Activities	(29,964)	-	(29,964)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance in common stock	-	-	101,240
(Repayment) of loan payable	(34,000)	-	(34,000)
Proceeds from issuance of loan payable to officer	160,000	105,000	280,000
Proceeds from issuance of note payable	75,000	-	75,000
Decrease (Increase) in restricted cash	126,635	(126,635)	-
(Decrease) Increase in subscription payable	(126,635)	126,635	-

Net Cash Provided (Used) by Financing Activities	201,000	105,000	422,240

NET INCREASE IN CASH	24,234	12,530	37,745

CASH AT BEGINNING OF PERIOD	13,511	981	-

CASH AT END OF PERIOD	$37,745	$13,511	$37,745

Cash Paid During the Period Year for:
Interest	$4,462	$-	$4,462
Income taxes	$60	$1,647	$1,707

Non-Cash Investing and Financing activities
In addition to paying $30,000 in cash for the purchase of Latigo Shore Music, Inc., the Company issued 70,000 shares of common stock valued at $1.00 per share (Note 4)	$70,000	$-	$70,000

The Company issued 104,500 shares of common stock valued at $0.28 per share for services rendered. (Note 2)	$29,260	$-	$29,260

The Company issued 1,000,000 shares of common stock to Mr. Yale Farar in full satisfaction of $280,000 plus interest owed to Mr. Farar. (Note 2 & 3)	$282,823	$-	$282,823

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

HISTORY

ROKWADER, INC. (the Company), a development stage company, was organized under the laws of the State of Delaware on March 18, 2005. The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. The fiscal year end is December 31.

DEVELOPMENT STAGE ENTERPRISE

The Company is a development stage company as defined by the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises. With the acquisition of Latigo Shore Music, Inc. (Latigo) as a subsidiary, the Company has commenced operations and has become operational.. The Company qualifies as a development stage company as it has not generated significant revenues. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Rokwader, Inc. and subsidiary. Inter-company accounts and transactions have been eliminated.

GOING CONCERN AND PLAN OF OPERATION

The Company’s financial statements have been presented on the basis that it will continue as a going concern. Although the Company has commenced operations, it has not generated significant revenues from operations to date. The Company is in the development stage and as of December 31, 2007, the Company has an accumulated deficit of $399,657.

The Company’s ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately, achieve profitable operations. Management plans to fund operations by raising additional capital through equity or debt financing, until operations become profitable. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

DEFERRED OFFERING COSTS

In accordance with the SEC Staff Accounting Bulletin Topic 5A, deferred offering costs, consisting of legal, accounting and filing fees relating to the offering have been expensed as of December 31, 2007. The Company’s management determined that a qualifying business combination would not occur prior to May 2, 2007, therefore, wrote-off to expense, offering costs which had previously been deferred related to their offering (See Note 2).

The Company is in the process of filing a registration statement on Form SB-2 with the SEC. Costs consisting of legal, accounting and filing fees are being deferred in accordance with SEC Staff Accounting Bulletin Topic 5A. As of December 31, 2007, costs relating to this filing are $17,810.

INCOME TAXES

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes . Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.

For federal income tax purposes, substantially all expenses must be deferred until the Company commences business and then they may be written off over a 60-month period. These expenses will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in the full amount of the deferred tax asset since there is no assurance of future taxable income. Tax deductible losses can be carried forward for 20 years until utilized for federal tax purposes.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

RESTRICTED CASH

The balance of $126,635 in the restricted cash account consists of the proceeds from the Company’s sale of 125,000 registered shares of its common stock for $125,000 and $1,635 of interest earned on such proceeds as of December 31, 2006. Pursuant to Rule 419 of Regulation C, promulgated under the Securities Act of 1933, as amended, the Company deposited all proceeds of the offering and the shares sold into an escrow account. On April 10, 2007, the Company returned these funds to the investors including interest as management determined that a qualifying business combination would not occur by May 2, 2007, as further discussed in note 2.

CONCENTRATIONS OF CREDIT RISK

The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

COMPREHENSIVE INCOME (LOSS)

The Company has not presented a separate statement of other comprehensive income (loss) as there are no such items.

EARNINGS PER COMMON SHARE

Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

RESTATEMENT OF FINANCIAL STATEMENTS IN CORRECTION OF ERRORS

The Company restated its Consolidated Statement of Cash Flows, Consolidated Statement of Stockholders’ Equity, and Consolidated Statement of Operations to correct errors in accordance with the requirements of Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Correction, (“SFAS No. 154”).

The Company incorrectly classified subscription payable in the cash flows from operating activities section of its Consolidated Statement of Cash Flows. Subscription payable was reclassified to the Cash Flows from Financing Activities section of the Consolidated Statement of Cash Flows as it related to the issuance of Company stock. Additionally, the Company incorrectly classified deferred offering costs in the Cash Flows from Financing Activities section of its Consolidated Statement of Cash Flows. Deferred offering costs were reclassified in the Cash Flows from Operating Activities section of the Consolidated Statement of Cash Flows as these costs were expensed during the period presented in these financial statements.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments.” This statement affects all financial instruments acquired, issued, or subject to a remeasurement event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. This statement is not expected to have a significant effect on the financial statements of the Company.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” - an amendment of FASB No. 140. This statement requires that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. An entity shall adopt this statement as of the beginning of its first fiscal year that begins after September 15, 2006. The statement is not expected to have a significant effect on the financial statements of the Company.

SFAS No. 157, “Fair Value Measurements,” was issued by the FASB in September 2006. This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for fiscal years beginning after November 15, 2007, with earlier application encouraged, provided that the Company has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. This statement is not expected to have a significant effect on the financial statements of the Company.

SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” was issued by the FASB in September 2006. Issuance of this statement amends FASB Statements No. 87, 88, 106, and 132. This statement requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or a liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity. Additionally, this statement requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position. This statement is effective as of the end of the fiscal year ending after December 31, 2006. This statement will not a significant effect on the financial statements of the Company.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” - Including an amendment of FASB No. 115. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. This statement is not expected to have a significant effect on the financial statements of the Company.

In December 2007, the FASB revised SFAS No. 141, “Business Combinations.” This revised statement establishes requirements for how an acquirer recognizes and measures assets acquired, liabilities assumed, noncontrolling interest in the acquiree, and the goodwill acquired in the business combination. It also determines the necessary information that the acquirer discloses in its financial statements in relation to this business combination. The effective date of this statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. This statement is not expected to have a significant effect on the financial statements of the Company.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements.” This statement requires that reporting entities account for, report and disclose a non controlling interest in a subsidiary. This improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements. This statement is effective for fiscal years beginning on or after December 15, 2008. The Company prepares consolidated financial statements to account for its investment in Latigo Shore Music, Inc. However, this statement does not currently affect the Company as it wholly owns its subsidiary.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2006, FASB issued FIN No. 48, “Accounting for Uncertainty in Income Taxes” - an interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109. It prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006. This statement is not expected to have a significant effect on the financial statements of the Company.

NOTE 2 - STOCKHOLDERS’ EQUITY

On February 1, 2006, the Company completed an initial registered public offering of its common stock pursuant to the Company's registration statement on Form SB−2 (File No. 333−125314) that the Securities and Exchange Commission declared effective on November 2, 2005 (the “Registration Statement”). The Company offered and sold 125,000 registered shares of the Company's common stock, at a price of $1.00 per share. Pursuant to Rule 419 of Regulation C, promulgated under the Securities Act of 1933, as amended, the Company deposited all proceeds of the offering and the shares sold into an escrow account. The offering was conducted by the Company's management without the use of an underwriter or securities dealer and the Company has not paid and will not pay commissions in connection with the sale of the shares. The shares sold and the proceeds of the offering were held in escrow pending completion of a business combination. The Company had until May 2, 2007 to consummate a qualifying business combination with another entity. A ccordingly, the $125,000 subject to the withdrawal restrictions had been classified as restricted cash, and in accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity , a liability was recorded for the obligation to repay these amounts   to the investors if an acquisition is not consummated. On April 10, 2007, the Company returned these funds to the investors including interest as management determined that a qualifying business combination would not occur by May 2, 2007.

On August 16, 2007, the Company issued shares of its common stock for services rendered. As a result, Mitchell W. Turk received 32,000 shares of common stock, Gary Saderup received 17,500 shares of common stock, Steve Dorff received 30,000 shares of common stock, and William B. Barnett received 25,000 shares of common stock. The shares of common stock issued are restricted shares and each share certificate contains a legend restricting sales and transfers.

The Company will apply SFAS No. 123(R), “ Share-Based Payment ,” (“SFAS No. 123R”) to account for these shares issued. According to SFAS No. 123R, issuance of equity instruments for services received are based on the fair value of the equity instruments issued or on the fair value of the services received, whichever is a more reliable measure. The Company used the value of its common stock shares to account for this transaction. The value of its shares is deemed more reliable as it was obtained from the valuation of an unrelated valuation specialist.

On August 16, 2007, the Company issued 1,000,000 shares of common stock to Brooktide, LLC (a company controlled by Mr. Yale Farar) in full satisfaction of $280,000 plus interest owed to Mr. Farar. The shares of common stock are restricted shares and the share certificates contain a legend restricting sales and transfers.

On September 26, 2007, in order to provide a fair and reasonable percentage in ownership of the Company and a fair and reasonable share price for potential future investors, the Company adjusted its capitalization. The Company received, from Brooktide, LLC (a company controlled by Mr. Yale Farar), 544,286 shares of common stock for cancellation. The Company cancelled and returned the shares of common stock to authorized but unissued status.

The Company, in its development stage, does not have a history of operations. Subsequently, determining the fair value of our common stock requires making complex and subjective judgments. The valuation of the per share value of the Company’s common stock was determined contemporaneously by the Board of Directors, in its best judgment. Over the past year, the Company’s share valuation has fluctuated in response to the Company’s varying business condition.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 2 - STOCKHOLDERS’ EQUITY (CONTINUED)

Significant Factors, Assumptions, and Methodologies Used in Determining Fair Value
Significant factors and assumptions used in determining the Company’s fair value of its common stock include, future prospects for business, economic conditions of the music industry, debt restructuring, availability of capital resources, and cancellation of outstanding shares of common stock.

Significant Factors contributing to the Difference between Fair Value as of the Date of Each Grant and Estimated IPO Price
In April 2007 the Company acquired Latigo Shore Music, Inc. which business had been valued at $100,000 by an independent business appraisal firm. In light of the perceived future potential of Latigo’s music inventory and industry experience of Latigo’s President, the Company and Latigo’s President agreed on a per share valuation of $1.00 per share of the Company’s common stock. This valuation was determined after arms-length negotiations between the Company and Latigo and was accepted as a fair valuation by the parties to this transaction.

In August 2007, the Company’s ability to continue operations was in question and a restructuring of debt was deemed imperative. The Board considered the then net worth of the Company, the reduced prospects for business at the time, the general economic conditions in the music industry and the subjective value related to development stage companies. Faced with these circumstances, the Board determined a significantly reduced value of $0.28 per share was justified. In October 2007, the Company obtained a retrospective independent valuation of the Company’s stock as of August 16, 2007 of $0.28 per share thus supporting the Board’s valuation. An unrelated valuation specialist performed this independent valuation.

In October 2007, when the public offering price was being considered, the Company had recently significantly restructured its debt, had reduced the number of outstanding shares and had received additional loans from its President. In addition, by late 2007, the Company was seeing increased interest in Latigo’s business and music catalog thus enhancing the prospects for business. These internal and external factors, along with the fact that shares offered in the proposed initial public offering (“IPO”) would be freely tradable, convinced the Board that the fair valuation of the Company’s stock in the public offering should be $0.75 per share. Although it is reasonable to expect that the completion of the IPO will add value to the shares because they will have increased liquidity and marketability, the amount of additional value can be measured with neither precision nor certainty.

The Company’s business prospects and capitalization have been fluid from month to month and period to period. The Board of Directors, in setting fair values on stock issuances, uses its best judgment to evaluate the then current business condition and prospects for the Company and its industry and determines stock valuation to reflect current business conditions and prospects. Consequently, as business conditions have fluctuated over the past 12 months, so has the Company’s stock valuation as determined by the Board. Future variations in the Company’s stock price should be anticipated.

NOTE 3 - RELATED PARTY TRANSACTIONS

On August 16, 2007, the Company issued 1,000,000 shares of common stock to Mr. Yale Farar in full satisfaction of $280,000 plus interest owed to him. The shares of common stock are restricted shares and the share certificates contain a legend restricting sales and transfers. The $280,000 owed to Mr. Farar was comprised of the $170,000 loan to the Company, including $50,000 on March 30, 2007, pursuant to the Agreement to Advance Funds dated September 21, 2005 and the $110,000 loan to the Company in accordance with the 6% Subordinated Convertible Promissory Note on April 26, 2007.

Mr. Yale Farar, President, had loaned the Company $170,000, including $50,000 on March 30, 2007, pursuant to the terms of the Agreement to Advance Funds dated September 21, 2005, as amended. The Company used these funds to make payments for its general and administrative expenses and deferred offering costs. Pursuant to the terms of the Agreements to Advance Funds dated September 21, 2005, as amended, the loans were on an interest-free basis, documented by promissory notes and payable only upon consummation of a merger transaction or Event of Default, as defined by the promissory notes.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 3 - RELATED PARTY TRANSACTIONS (CONTINUED)

On April 26, 2007, Mr. Farar, the President of Rokwader, loaned the Company $110,000 in accordance with a 6% Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, the loan bears interest at 6% per annum and absent an “Event of Default,” was payable on demand or upon receipt by the Company of not less than $500,000 in capital or sale of substantially all of the Company’s assets or 80% of the Company’s capital stock. The proceeds of the Note were used to complete the acquisition of Latigo and to pay fees and expenses, to the extent such expenses were not deferred, arising from the Company’s compliance with its public reporting requirements.

On November 13, 2007, Brooktide, LLC loaned the Company $75,000 in accordance with a Subordinated Convertible Promissory Note (“Note”) executed by the Company. Pursuant to the terms of the Note, this loan bears an interest rate equal to 6% per annum and is convertible at the option of the holder at any time into common stock of the Company at $.375 per share. The Note is a demand note and may be paid at any time without premium or penalty. The outstanding balance on the Note is immediately due and payable without notice or demand, upon or at anytime after the occurrence or existence of any one or more of the listed “Events of Default.” The proceeds of the Note were used to pay fees and expenses   arising from the Company’s compliance with its public reporting requirements and to continue to create viable entertainment assets in the music recording industry. Additionally, the proceeds of the Note were used to pay for costs relating to its registration statement with the SEC, which are being deferred in accordance with SEC Staff Accounting Bulletin Topic 5A. The amount of deferred offering costs were $17,810, as of December 31, 2007.

Based on a presumed share value of $.28 per share and a conversion price of $.375, the convertibility does not appear to be a beneficial conversion feature as defined in EITF 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion (“EITF 98-5”) and EITF 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments (“EITF 00-27”). Further, per EITF 00-19 Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”), the debt appears to meet the definition of conventional convertible debt and bifurcation of the embedded derivative is not necessary.

Additionally, Brooktide, LLC owns a controlling interest in the Company’s common stock. Mr. Farar, the President of Rokwader, is the sole manager of Brooktide, LLC. As a sole manager, Mr. Farar, has voting and investment power over the shares owned by Brooktide, LLC.

The Company neither owns nor leases any real or personal property. Most office services are provided without charge by the president. In addition, music studio facilities are provided to us at no cost by Mr. Dorff, director and President of Latigo. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities, such that they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 4 - ACQUISITION OF LATIGO SHORE MUSIC, INC.

The Company completed the acquisition of all of the issued and outstanding capital stock of Latigo Shore Music, Inc., a Delaware corporation (“Latigo”) on April 23, 2007. The acquisition was effected pursuant to the terms of a Revised Securities Exchange Agreement entered into on April 20, 2007, by and between the Company and Latigo. Pursuant to the terms of the Agreement, the Company acquired all of the outstanding shares of capital stock of Latigo for 70,000 shares of Rokwader common stock (aggregating approximately 5.3% of its issued and outstanding common stock) plus a promissory note in the amount of $30,000. The note was paid off April 27, 2007. Steve Dorff, the sole Latigo shareholder, will also be entitled to receive up to an additional 200,000 shares of the Company’s common stock based upon an earn-out provision in the Agreement. According to this earn-out provision, Mr. Dorff will be entitled to the additional shares if the Net Profits, before taxes, of Latigo from the date of closing through December 31, 2008 are as follows.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 4 - ACQUISITION OF LATIGO SHORE MUSIC, INC. (CONTINUED)

a.	Net Profits exceed $500,000, Steve Dorff shall receive 50,000 shares
b.	Net Profits exceed $1,000,000, Steve Dorff shall receive an additional 50,000 shares
c.	Net Profits exceed $1,500,000, Steve Dorff shall receive an additional 50,000 shares
d.	Net Profits exceed $2,000,000, Steve Dorff shall receive an additional 50,000 shares

The Company will apply SFAS No. 141, Business Combinations (“SFAS No. 141”) to account for the additional shares issued. According to SFAS No. 141, if the Net Profits exceed the amounts outlined by the earn-out provision and the Company issues the additional shares of Rokwader common stock, the Company will record the fair value of the shares issued as an additional cost of the acquisition of Latigo.

The Company acquired Latigo Shore Music, Inc. which business had been valued at $100,000 by an independent business appraisal firm. In light of the perceived future potential of Latigo’s music inventory and industry experience of Latigo’s President, the Company and Latigo’s President agreed on a per share valuation of $1.00 per share of the Company’s common stock. This valuation was determined after arms-length negotiations between the Company and Latigo and was accepted as a fair valuation by the parties to this transaction. The valuation of the per share value of the Company’s common stock was determined by the Board of Directors, in its best judgment. Without the benefit of a history of operations, the factors considered by the Board of Directors were the net worth of the Company, the prospects for business, the economic condition of the music industry and the subjective value related to development stage companies. The Board did not base their valuation of the common shares on any one assumption or methodology.

The Company’s primary reason for acquiring Latigo is to develop a production company for the purpose of creating viable entertainment assets. One of Latigo’s major functions will be to discover new musical talent. With the new talent, Latigo can make Master quality recordings and function as a conduit either selling or leasing such recordings to major record companies and distributors.

In accordance with SFAS 141, the total purchase price paid for this acquisition was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $41,664. The allocation of the purchase price is itemized as follows:

Allocation of Purchase Price

Cash	$36
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Loan Payable	(34,000)
Goodwill	41,664

Total Purchase Price	$100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

In accordance with Statement of Financial Accounting Standards No. 50, Financial Reporting in the Record and Music Industry (“SFAS No. 50”), the costs of a record master can be reported as an asset if the past performance and current popularity of the artist provides a sound basis for estimating that cost will be recovered from future sales.

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 4 - ACQUISITION OF LATIGO SHORE MUSIC, INC. (CONTINUED)

The Company amortized the master compact disks cost primarily because Mr. Dorff composed and performed the songs in the master compact disks. Mr. Dorff’s past accomplishments, his standing in the music industry, and the popularity of his music, provided the Company a sound basis for estimating that the $30,000 in costs for the master compact disks will be recovered from future sales and therefore, should be reported as assets. The Company will amortize the costs of the master compact disks over their estimated useful life based on projected net revenues. The Company projects to generate revenues from the master compact disks for a minimum of 10 years based on Mr. Dorff’s past accomplishments and the ability of recorded music to generate revenues for long periods of time. Therefore, the Company estimated the useful life of the master compact disks to be 10 years.

Latigo was incorporated in the State of Delaware on November 29, 2006. If the operating results of Latigo had been included in Rokwader, Inc. for the years ended December 31, 2006 and 2007, the pro forma consolidated statement of operations would be as follows:

	For the Year Ended
	2007	2006
Pro forma revenue	$6,500	$-
Pro forma expenses	300,645	86,246
Pro forma net (Loss)	$(294,145)	$(86,246)
Pro forma net (Loss) per common share - basic	(0.18)	(0.07)
Pro forma weighted average number of common shares outstanding	1,591,041	1,320,000

NOTE 5 - INCOME TAXES

The current year provision for income taxes includes income taxes currently payable and those deferred due to temporary differences between financial statement and tax basis of assets and liabilities. The provision for income taxes consists of the following:

Current:
Federal	$-0-
State	-0-

Deferred:
Net change in deferred tax assets:
Federal	-0-
State	-0-

$-0-

ROKWADER, INC. AND SUBSIDIARY
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(A DEVELOPMENT STAGE COMPANY)

NOTE 5 - INCOME TAXES (CONTINUED)

As of December 31, 2007 the Company has incurred $400,000 of start-up expenses amortizable over 15 years. Of this amount, $29,000 consists of expenses for services provided to the Company in exchange for shares of the Company’s common stock, creating a temporary difference. The Company has recorded a deferred tax asset of $136,000. As of December 31, 2007 the Company has no history of operations, accordingly, the $136,000 tax benefit for the start-up expenses has been offset by a $136,000 valuation allowance.

The following reconciles the federal statutory income tax rate to the effective rate of the provision for income taxes.

Federal Statutory Rate	34%
Valuation allowance adjustment	(34)%
Effective Rate	0%

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Latigo Shore Music, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of Latigo Shore Music, Inc. (the "Company"), A Delaware Corporation, as of December 31, 2006, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Latigo Shore Music, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

LEVY, SAPIN, KO & COMPANY Certified Public Accountants, Inc. Los Angeles, California

January 31, 2007

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise
Balance Sheet

As of December 31, 2006
(Audited)

Assets
Current Assets
Cash in bank	$33,202

Total Current Assets	$33,202

Total Assets	$33,202

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Loans Payable - see note 3	$34,000
Accrued interest payable	228

Total Current Liabilities	34,228

Stockholders' Equity (Deficit)
Capital stock, 100,000,000 shares authorized, $.001 par value - see note 4
Deficit accumulated in the development stage	(1,026)

Total Stockholders' Equity (Deficit)	(1,026)

Total Liabilities and Deficit Accumulated During the Development Stage	$33,202

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Profit and Loss

From Inception (November 29, 2006) to December 31, 2006
(Audited)

Expenses
Organizational expense	719
Office expense	79
Interest expense	228

Total Expenses	1,026

Net Loss	$(1,026)

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Retained Earnings (Deficit)

From Inception to December 31, 2006
(Audited)

Retained earnings, 11/29/06	$0

Net loss	(1,026)

Accumulated Deficit, 12/31/06	$(1,026)

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Cash Flows

For the Year Ended December 31, 2006
(Audited)

Cash Flows from Operating Activities
Net gain (loss)	$(1,026)

Changes in operating assets and liabilities:
Increase in accrued interest	228

Net cash used in operating activities	(798)

Cash Flows from Investing Activities

Loan	34,000

Net Increase In Cash	33,202

Cash at Beginning of Year	-

Cash at End of Year	$33,202

The accompanying notes are an integral part of these financial statements

Latigo Shore Music, Inc.
(A Delaware Corporation)
(A Development Stage Enterprise)

December 31, 2006
(Audited)

NOTE 1	Organization

The company was incorporated in the State of Delaware on November 29, 2006 and will be engaged in the publishing and production of music. The capital stock of 100,000,000 shares at $.001 par value was authorized as of November 29, 2006. Capital stock has been issued in the subsequent year and is 100% owned by one shareholder.

NOTE 2	Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting. Accordingly, the accompanying financial statements are intended to present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles.

In accordance with the Financial Accounting Standards Board pronouncements, because the principal operations of the company has not commenced, this company qualifies as a development stage company. This entails modification of the financial statement presentation and additional disclosures including the results of operations, statement of cash flow and stock issuance from the date of inception to the current year-end.

NOTE 3	Commitments and Contingencies

The Company has executed a promissory note on December 6, 2006 in the amount of $34,000 payable to a third party. The note bears interest at the rate of 10% per annum and is fully due on or before December 1, 2007.

The company committed itself to acquiring the rights to a catalogue of music royalties, the purchase of which to be completed in the subsequent year.

NOTE 4	Stockholders’ Equity

The capital stock of 100,000,000 million shares of $ .001 par value is authorized as of November 29, 2006. 10,000 shares were issued in January of 2007.

NOTE 5	Subsequent Events

The company completed the purchase and transfer of a one half interest in a catalogue of music copyrights effective in January of 2007.

The company has the intention of being acquired by another company within a few days. While not complete at this time, there is reasonable certainty from management that the transaction will take place and is therefore disclosed herein.

NOTE 6	Provision for Income Taxes

The current year’s provision for income taxes would normally include income taxes currently payable and those deferred due to temporary differences between the financial statement and tax basis of assets and liabilities. As of December 31, 2006, the Company has incurred start up costs of $1,026 which under current tax law the company has the option of deducting in a manner consistent with what is reflected for financial statement purposes. Therefore there is no current tax due nor will there be any deferred tax benefit to be reflected or disclosed at this time.

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Balance Sheet

As of February 14, 2007
(Unaudited)

	From 01/01/07 to 02/14/07	From inception until 12/31/06
Assets
Current Assets
Cash in bank	$7,700	$33,202

Total Current Assets	7,700	33,202

Other Assets
Music copyright cost - see note 2	30,000
Master compact disks - see note 2, 5	30,000

Total Other Assets	60,000

Total Assets	$67,700	$33,202

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accrued interest payable	$653	$228
Accrued expenses	2,750
Loans payable - see note 3	34,000	34,000

Total Current Liabilities	37,403	34,228

Stockholders' Equity (Deficit)
Capital stock, 100,000,000 shares authorized, 70,000 issued, $.001 par value - see note 4	70
Capital in excess of par value	34,930
Deficit accumulated in the development stage	(4,703)	(1,026)

Total Stockholders' Equity (Deficit)	30,297	(1,026)

Total Liabilities and Stockholders' Equity and Deficit Accumulated During the Development Stage	$67,700	$33,202

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statements of Profit and Loss

From Inception to February 14, 2007
(Unaudited)

	From 01/01/07 to 02/14/07	From inception until 12/31/06	From inception until 02/14/07
Expenses
Organizational expense	$-	$719	$719
Office expense	-	79	79
Interest expense	425	228	653
Music production cost	252	-	252
Legal and accounting	2,750	-	2,750
Filing fee	250	-	250

Total Expenses	3,677	1,026	4,703

Net Loss	$(3,677)	$(1,026)	$(4,703)

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.

(A Delaware Corporation)
A Development Stage Enterprise

Statements of Cash Flows

From Inception to February 14, 2007
(Unaudited)

	From 01/01/07 to 02/14/07	From inception until 12/31/06	From inception until 02/14/07
Cash Flows from Operating Activities
Net loss	$(3,677)	$(1,026)	$(4,703)

Changes in operating assets and liabilities:
Increase in accrued interest and expenses	3,175	228	3,403

Net cash used in operating activities	(502)	(798)	(1,300)

Cash Flows from Investing Activities

Purchase of copyrights and masters	(60,000)	-	(60,000)
Loan	-	34,000	34,000
Issuance of stock	35,000	-	35,000

Net Increase (Decrease) In Cash	(25,502)	33,202	7,700

Cash at Beginning of Year	33,202	-	-

Cash at End of Year	$7,700	$33,202	$7,700

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.
(A Delaware Corporation)
A Development Stage Enterprise

Statement of Stockholders' Equity (Deficit)

From Inception to February 14, 2007
(Unaudited)

Description	Common Stock Shares	Capital Stock	Capital in Excess of Par	Deficit Accumulated during Development Stage
Net Loss 12/31/06				$(1,026)
Sale of stock @ $.50 per share @ $.001 par value	10,000	$10	$4,990
Stock of asset @ $.50 per share @ $.001 par value	60,000	60	29,940
Net Loss				(3,677)
Balance 02/14/07	70,000	$70	$34,930	$(4,703)

The accompanying notes are an integral part of these financial statements.

Latigo Shore Music, Inc.
(A Delaware Corporation)
(A Development Stage Enterprise)

Notes and Comments

February 14, 2007
(Unaudited)

NOTE 1	Basis of Presentation

The accompanying financial statements as of and for the period ended February 14, 2007, which have been derived from audited financial statements and the interim unaudited financial statements of Latigo Shore Music, Inc. (the “Company,” “we” or “us”), have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. The accompanying financial statements include all adjustments (consisting of normal recurring adjustments) that we consider necessary for a fair presentation of the financial condition, results of operations and cash flows for the periods presented. The results of operations for the one and ½ months ended February 14, 2007, shown herein are not necessarily indicative of the results that may be expected for the year ended December 31, 2007, or for any other period. These financial statements, and notes thereto, should be read in conjunction with the financial statements, and notes thereto, included in the Company's audit financial statements for the year ended December 31, 2006.

The company was incorporated in the State of Delaware on November 29, 2006 and will be engaged in the publishing and production of music. The capital stock of 100,000,000 shares at $.001 par value was authorized as of November 29, 2006. Capital stock has been issued as detailed in the statement of stockholders’ equity and is 100% owned by one stockholder.

The stockholder has entered into an agreement with Rokwader Inc whereby all of the issued and outstanding shares of the company will be acquired by Rokwader in exchange for Rokwader stock and cash. The company will continue to operate as a wholly owned subsidiary of Rokwader Inc.

NOTE 2	Significant Accounting Policies

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting. Accordingly, the accompanying financial statements are intended to present financial position, results of operations, and cash flows in conformity with generally accepted accounting principles.

In accordance with the Financial Accounting Standards Board pronouncements, because the principal operations of the company has not commenced, this company qualifies as a development stage company. This entails modification of the financial statement presentation and additional disclosures including the results of operations, statement of cash flow and stock issuance from the date of inception of the company to the current period. In addition losses accumulated during this period are indicated as a deficit accumulated in the development stage.

Assets acquired for future music production and recordings are reflected at cost. A 50% interest in a music catalogue was acquired along with the transfer of master recordings of CD’s by the shareholder to the company. Since these intangible assets have been recently acquired and no determination has been made as to its useful life, no amortization is currently being reflected on the financial statements.

NOTE 3	Commitments and Contingencies

The Company has executed a promissory note on December 6, 2006 in the amount of $34,000 payable to a third party. The note bears interest at the rate of 10% per annum and is fully due on or before December 1, 2007.

The company has committed to arranging and producing demo recordings for a new artist for the purpose of seeking an exclusive recording contract. The financial effects of this agreement to the company cannot be determined at this time.

NOTE 4	Stockholders’ Equity

The capital stock of 100,000,000 shares of $ .001 par value is authorized as of November 29, 2006. 70,000 shares of common stock have been issued in 2007.

NOTE 5	Related Party Transactions

The master recordings were acquired from the stockholder for an amount equal to the cost incurred by the stockholder. The stockholder is also the artist who created these recordings. Additional common shares of the company were issued to pay for these assets.

 PRO FORMA CONSOLIDATED UNAUDITED FINANCIAL INFORMATION

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2006, have been prepared from the December 31, 2006 audited financial statements of the Company and the audited financial statements of Latigo Shores Music, Inc. for the period from inception November 29, 2006 to December 31, 2006.

The unaudited pro forma consolidated statement of operations for the period ended February 14, 2007, have been prepared from the February 14, 2007 unaudited financial statements of the Company and the unaudited financial statements of Latigo Shores Music, Inc. from February 14, 2007.

The unaudited pro forma consolidated statements of operations have been prepared on a basis to reflect the acquisition of Latigo Shores Music Inc. as if such acquisition occurred as of November 29, 2006.

The unaudited pro forma consolidated statements of operations should not be considered indicative of actual results that would have been achieved had the acquisition and the other transactions and events described been completed as of the dates or as of the beginning of the period indicated and do not purport to project the financial condition or results of operations and cash flows for any future date or period.

The reader should read these unaudited pro forma consolidated statements of operations in conjunction with the Company’s financial statements as of and for the year ended December 31, 2006.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised, as additional information becomes available. The pro forma adjustments are more fully described in the notes to the unaudited pro forma consolidated financial statements.

Rokwader, Inc.
Pro Forma Consolidated Statement of Operations
(Unaudited)
For the Year Ended December 31, 2006

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments			Pro Forma
	Inc.	Inc.	Debit		Credit	Combined
Interest Income	$-	$-			1,635	$1,635

Expenses
General and Administrative	85,220	1,026				86,246

Net Income (Loss)	$(85,220)	$(1,026)				$(84,611)

Net (Loss) per Common Share - Basic	$(0.07)	$-				$(0.06)

Weighted Average Number of Common Shares Outstanding	1,250,000	-	70,000	(a)		1,320,000

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

The notes to the unaudited pro forma consolidated statement of operations that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated statement of operations

(a)
Reflects the acquisition of 100% of the outstanding stock of Latigo Shores Music, Inc. (Latigo) for a purchase price of $100,000, including $30,000 in cash and $70,000 in Rokwader, Inc. stock. The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $8,726. In addition, it assumes Latigo owned the music copyright costs, master compact disks, employment contract, and artist contract as of December 31, 2006. The allocation of the purchase price is itemized as follows:

Allocation of Purchase Price

Cash	$33,202
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Liabilities	(34,228)
Goodwill	8,726
Total Purchase Price	100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract with Jon Estep is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

Rokwader, Inc.
Pro Forma Consolidated Statement of Operations
(Unaudited)
For the Period January 1, 2007 to February 14, 2007

	Rokwader,	Latigo Shore Music,	Pro Forma Adjustments			Pro Forma
	Inc.	Inc.	Debit		Credit	Combined
Interest Income	$-	$-			1,635	$1,635

Expenses
General and Administrative	16,119	3,677				19,796

Net Income (Loss)	$(16,119)	$(3,677)				$(18,161)

Net (Loss) per Common Share - Basic	$(0.01)	$-				$(0.01)

Weighted Average Number of Common Shares Outstanding	1,250,000	-	70,000	(a)		1,320,000

N OTES T O T HE U NAUDITED P RO F ORMA C ONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 1, 2007 TO F EBRUARY 14, 2007

The notes to the unaudited pro forma consolidated statement of operations that follow are intended to provide additional information regarding the effect of the pro forma adjustments on the consolidated statement of operations

(a)
Reflects the acquisition of 100% of the outstanding stock of Latigo Shores Music, Inc. for a purchase price of $100,000, including $30,000 in cash and $70,000 in Rokwader, Inc. stock. The purchase price was allocated to the fair value of the assets acquired, net of liabilities assumed, resulting in goodwill of $37,403. The allocation of the purchase price is itemized as follows:

Cash	$7,700
Music Copyright Costs	30,000
Master Compact Disks	30,000
Employment Contract	29,800
Artist Contract	2,500
Liabilities	(37,403)
Goodwill	37,403
Total Purchase Price	$100,000

Fair market value of the above assets is based on an independent appraisal for the music copyright costs, master compact disks, employment contract, and artist contract. Liabilities are based on actual amounts owed.

The employment contract with Steve Dorff is for two years. The artist contract with Jon Estep is for 18 months. The music copyright costs and master compact disks have an estimated useful life of 5 to 10 years.

Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

700,000 shares

Rokwader, Inc.

Common Stock

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is a Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification the Registrant offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, the Registrant generally agrees to indemnify each person who is a director or officer of the Registrant, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with the Registrant’s by-laws, to the fullest extent permissible by the Delaware General Corporation Law or other applicable laws. In its by-laws the Registrant indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Under the Certificate of Incorporation, the by-laws, and the Delaware General Corporation Law, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or serving in such capacity for another entity at the request of the Registrant, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of the Registrant’s consummation of a business combination, including such consummations wherein the Registrant is merged into or reorganized as a new entity.

The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporation Law and also the Registrant’s Certificate of Incorporation and by-laws, filed herewith as exhibits.

ITEM 25.   EXPENSES OF ISSUANCE AND DISTRIBUTION

The following are our expenses related to our initial public offering:

Escrow Fee	$2,000	*
Securities and Exchange Commission Registration Fee	16.12
Legal Fees	20,000	*
Accounting Fees	15,000	*
Printing and Engraving	1,000	*
Blue Sky Qualification Fees and Expenses	10,000	*
Transfer Agent Fee	- 0 -
Miscellaneous	2,000	*

TOTAL	$50,016.12	*
 * Estimated

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

The Registrant issued 1,250,000 shares of common stock on March 30, 2005, to three investors for cash consideration of $0.08 per share for an aggregate investment of $101,240. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act.

On August 16, 2007 the Registrant issued 104,500 shares of its common stock to three of its directors and one outside contractor for services rendered to the Registrant. In addition, on August 16, 2007, the Registrant issued 1,000,000 shares of its common stock to Brooktide, LLC (a company controlled by Yale Farar, the president, director and majority shareholder of the Registrant) in full satisfaction of $280,000 plus interest owed to Mr. Farar. All of the individuals and entities receiving the Registrant’s common stock are “accredited” investors. The Registrant issued the common stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) and Section 4(6) of the Securities Act of 1933, as amended.

Neither the registrant nor any person acting on its behalf offered or sold the unregistered securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

All purchasers of our restricted securities are accredited investors and represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM 27. EXHIBITS

2.1 (4)	Securities Exchange Agreement dated February 12, 2007 between Rokwader, Inc., Latigo Shore Music, Inc., and Stockholders of Latigo

2.2 (5)	Revised Securities Exchange Agreement dated April 20, 2007 between Rokwader, Inc., Latigo Shore Music, Inc., and Stockholders of Latigo

3.1 (2)	Certificate of Incorporation

3.2 (2)	By-Laws

4.1 (2)	Specimen Certificate of Common Stock

4.2 (9)	Escrow Agreement

5.1 (10)	Opinion of Law Offices of William B. Barnett

10.2 (2)	Agreement to Advance Funds by Yale Farar

10.3 (3)	Second Amendment to the Agreement to Advance Funds by Yale Farar dated December 4, 2006

10.4 (3)	Promissory Note dated December 4, 2006 in favor of Yale Farar

10.5 (1)	Addendum to Agreement to Advance Funds by Yale Farar dated March 27, 2007

10.6 (1)	Memorandum of Understanding between Ask Street Music, LLC and Latigo Shore Music, Inc. dated January 25, 2007

10.7 (1)	Employment Agreement between Steve Dorff and Latigo Shore Music, Inc. dated February 1, 2007

10.8 (1)	Letter Agreement between Latigo Shore Music, Inc. and Jon Estep dated February 13, 2007

10.9 (1)	Fair Market Valuation Opinion and Report dated March 30, 2007 re: Latigo Shore Music, Inc.

10.10 (5)	Promissory Note dated February 23, 2007

10.11 (6)	6% Subordinated Convertible Promissory Note dated April 26, 2007

10.12 (7)	Convertible Promissory Note dated November 13, 2007

10.13(10)	Code of Business Conduct and Ethics

21 (8)	Subsidiaries of the Issuer

23.1 ◊	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Law Offices of William B. Barnett (included in Exhibit 5.1)

23.3(10)	Consent of Palisades Capital Group, LLC

23.4◊	Consent of Levy, Sapin, Ko, Moss & Freeman, Certified Public Accountants, Inc.

◊	Filed herewith
(1)	Filed as exhibits to Registrant’s Post-Effective Amendment No. 2 filed April 5, 2007
(2)	Filed as exhibits to the Registrant’s SB-2 Registration Statement filed May 10, 2006.
(3)	Filed as exhibits to Registrant’s Form 8-K filed December 4, 2006
(4)	Filed as an exhibit to Registrant’s Form 8-K filed February 14, 2007.
(5)	Filed as an exhibit to Form 8-K filed February 26, 2007
(6)	Filed as an exhibit to Registrant’s Form 8-K filed April 27, 2007
(7)	Filed as an exhibit to Registrant’s Form 8-K filed April 27, 2007
(8)	Filed as an exhibit to Registrant’s Form SB-2 filed December 6, 2007
(9)	Filed as an exhibit to Registrant’s Amendment No. 1 to Registrant’s Form SB-2 filed February 6, 2008
(10)	Filed as an exhibit to Registrant’s Amendment No. 3 to Registrant’s Form S-1 filed May 9, 2008

ITEM 28.     UNDERTAKINGS

UNDERTAKINGS

The Registrant undertakes:

1.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1.   To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)	Include any additional or changed material information on the plan of distribution.

2.   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.   The undersigned Registrant hereby undertakes that:

A.   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B. That for the purpose of determining liability under the Securities Act to any purchaser:

 Since the small business issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.   Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

“Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this fifth amendment to the registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, California, on May 12, 2008.

ROKWADER, INC.

By:	/s/ Yale Farar
Yale Farar, President
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ Yale Farar	Dated: May 12, 2008
Yale Farar
President (Principal Executive Officer) and Director

/s/ Mitchell W. Turk	Dated: May 12, 2008
Mitchell W. Turk
Chief Financial Officer (Principal Financial and Accounting Officer), Secretary and Director

/s/ Gary Saderup	Dated: May 12, 2008
Gary Saderup
Director

/s/ Steve Dorff	Dated: May 12, 2008
Steve Dorff
Director and President of Latigo Shore Music, Inc.

EXHIBITS INDEX

2.1 (4)	Securities Exchange Agreement dated February 12, 2007 between Rokwader, Inc., Latigo Shore Music, Inc., and Stockholders of Latigo

2.2 (5)	Revised Securities Exchange Agreement dated April 20, 2007 between Rokwader, Inc., Latigo Shore Music, Inc., and Stockholders of Latigo

3.1 (2)	Certificate of Incorporation

3.2 (2)	By-Laws

4.1 (2)	Specimen Certificate of Common Stock

4.2 (9)	Escrow Agreement

5.1 (10)	Opinion of Law Offices of William B. Barnett

10.2 (2)	Agreement to Advance Funds by Yale Farar

10.3 (3)	Second Amendment to the Agreement to Advance Funds by Yale Farar dated December 4, 2006

10.4 (3)	Promissory Note dated December 4, 2006 in favor of Yale Farar

10.5 (1)	Addendum to Agreement to Advance Funds by Yale Farar dated March 27, 2007

10.6 (1)	Memorandum of Understanding between Ask Street Music, LLC and Latigo Shore Music, Inc. dated January 25, 2007

10.7 (1)	Employment Agreement between Steve Dorff and Latigo Shore Music, Inc. dated February 1, 2007

10.8 (1)	Letter Agreement between Latigo Shore Music, Inc. and Jon Estep dated February 13, 2007

10.9 (1)	Fair Market Valuation Opinion and Report dated March 30, 2007 re: Latigo Shore Music, Inc.

10.10 (5)	Promissory Note dated February 23, 2007

10.11 (6)	6% Subordinated Convertible Promissory Note dated April 26, 2007

10.12 (7)	Convertible Promissory Note dated November 13, 2007

10.13(10)	Code of Business Conduct and Ethics

21 (8)	Subsidiaries of the Issuer

23.1 ◊	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.2	Consent of Law Offices of William B. Barnett (included in Exhibit 5.1)

23.3(10)	Consent of Palisades Capital Group, LLC

23.4◊	Consent of Levy, Sapin, Ko, Moss & Freeman, Certified Public Accountants, Inc.

◊	Filed herewith
(1)	Filed as exhibits to Registrant’s Post-Effective Amendment No. 2 filed April 5, 2007
(2)	Filed as exhibits to the Registrant’s SB-2 Registration Statement filed May 10, 2006.
(3)	Filed as exhibits to Registrant’s Form 8-K filed December 4, 2006
(4)	Filed as an exhibit to Registrant’s Form 8-K filed February 14, 2007.
(5)	Filed as an exhibit to Form 8-K filed February 26, 2007
(6)	Filed as an exhibit to Registrant’s Form 8-K filed April 27, 2007
(7)	Filed as an exhibit to Registrant’s Form 8-K filed April 27, 2007
(8)	Filed as an exhibit to Registrant’s Form SB-2 filed December 6, 2007
(9)	Filed as an exhibit to Registrant’s Amendment No. 1 to Registrant’s Form SB-2 filed February 6, 2008
(10)	Filed as an exhibit to Registrant’s Amendment No. 3 to Registrant’s Form S-1 filed May 9, 2008